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As filed with the Securities and Exchange Commission on December 27, 2019

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NGL Energy Partners LP
(Exact name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	1446 (Primary Standard Industrial Classification Code Number)	27-3427920 (I.R.S. Employer Identification Number)

6120 South Yale Avenue, Suite 805
Tulsa, Oklahoma
(918) 481-1119
(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant's Principal Executive Offices)

H. Michael Krimbill
Chief Executive Officer
NGL Energy Partners LP
6120 South Yale Avenue
Suite 805
Tulsa, Oklahoma 74136
Telephone: (918) 481-1119
(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copies to:

G. Michael O'Leary
Henry Havre
Hunton Andrews Kurth LLP
600 Travis Street, Suite 4200
Houston, TX 77002
(713) 220-4200

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.

            If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

            If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

            If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

            If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

            If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

            If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

            Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐ Emerging growth company ☐

            If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(6)

Class D Preferred Units	600,000(2)	$1,000.00(4)	$600,000,000(4)	$77,880

Common Units representing limited partner interests	25,500,000(3)	$11.71(5)	$298,605,000(5)	$38,758.93

(1)
Pursuant to Rule 416 of the Securities Act of 1933 (the "Securities Act"), the Registration Statement also includes an indeterminable number of common units and Class D Preferred Units that may be issued by NGL Energy Partners LP (the "Partnership") in connection with a split or other distribution with respect to, or in exchange or substitution for, such common and preferred units.

(2)
Represents the Class D Preferred Units issued by the Partnership in private placements to the selling unitholders named in the prospectus, which is included as part of this registration statement.

(3)
Represents common units representing limited partnership interests in the Partnership issuable upon exercise of warrants to purchase common units (the "warrants"). Such warrants were previously issued by the Partnership in private placements to the selling unitholders named in the prospectus, which is included as part of this registration statement.

(4)
The registration fee is calculated based on the price of the Class D Preferred Units of $1,000.00 at the time of original issuance of such Class D Preferred Units.

(5)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c), based on the average high and low reported sales price of the common units on the New York Stock Exchange on December 26, 2019.

(6)
Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o).

            The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated December 27, 2019

PROSPECTUS

NGL Energy Partners LP

600,000 Class D Preferred Units
and
25,500,000 Common Units
Representing Limited Partner Interests

        This prospectus covers the offer and sale of up to 600,000 Class D Preferred Units (as defined below) of NGL Energy Partners LP (the "Partnership") and up to 25,500,000 common units ("common units") representing limited partner interests in the Partnership by the selling unitholders identified on page 4 of this prospectus (the "selling unitholders"). We will not receive any proceeds from the sales of the Class D Preferred Units or common units by the selling unitholders.

        The common units offered hereby consist of 25,500,000 common units issuable upon exercise of warrants to purchase common units (as defined below) that we issued to the selling unitholders on July 2, 2019 and October 31, 2019. The Class D Preferred Units and common units are being registered to satisfy our obligations under the Amended and Restated Registration Rights Agreement (as defined below) entered into by us and the selling unitholders on October 31, 2019.

        Each selling unitholder may elect to sell all, a portion or none of the units it offers hereby. Each selling unitholder will determine the prices and terms of the sales at the time of each offering made by such selling unitholder and will be responsible for any brokers' or underwriters' discounts or commissions. We will pay all of the other offering expenses.

        Our common units are listed on the New York Stock Exchange under the symbol "NGL". The last reported trading price of our common units on the New York Stock Exchange on December 26, 2019 was $11.71 per common unit. The Class D Preferred Units are not listed on an exchange or available for quotation on any national quotation system.

        Investing in our common units involves risks. Limited partnerships are inherently different from corporations. See "Risk Factors" beginning on page 1 of this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                                    , 2019.

        You should rely only on the information contained in this prospectus, any free writing prospectus prepared by or on behalf of us or any other information to which we have referred you in connection with this offering. We have not, and the underwriters have not, authorized any other person to provide you with information different from that contained in this prospectus. Neither the delivery of this prospectus nor the sale of Class D Preferred Units or common units means that information contained in this prospectus is correct after the date of this prospectus. This prospectus is not an offer to sell or the solicitation of an offer to buy Class D Preferred Units or the common units in any circumstances under which the offer or solicitation is unlawful.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a shelf registration statement on Form S-3 that we have filed with the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act") using a "shelf" registration process. Under this shelf registration process, the selling unitholders may offer from time to time up to 600,000 Class D Preferred Units and up to 25,500,000 common units that are issuable upon exercise of the warrants. Each time a selling unitholder sells securities, the selling unitholder may be required to provide you with this prospectus and, in certain cases, a supplement to this prospectus containing specific information about the selling unitholder and the terms of the securities being offered.

        If necessary, the specific manner in which the common units may be offered and sold will be described in a supplement to this prospectus or a free writing prospectus. Any prospectus supplement or free writing prospectus may add, update or change information contained or incorporated by reference in this prospectus. Any statement made or incorporated by reference in this prospectus will be modified or superseded by any inconsistent statement made in a prospectus supplement or a free writing prospectus. Therefore, you should read this prospectus (including any documents incorporated by reference) and any prospectus supplement or free writing prospectus before you invest in our common units.

        This prospectus does not contain all of the information set forth in the registration statement, or the exhibits that are a part of the registration statement, parts of which are omitted as permitted by the rules and regulations of the SEC. For further information about us and about the Class D Preferred Units or common units, please refer to the information below and to the registration statement and the exhibits that are a part of the registration statement.

        Unless otherwise indicated or the context otherwise requires, all references to "NGL," "Partnership," "Registrant," "we," "our," "ours" and "us" refer to NGL Energy Partners LP and its subsidiaries. When we refer to "you" in this section, we mean all purchasers of the securities being offered by this prospectus and any accompanying prospectus supplement, whether they are the holders or only indirect owners of those securities.

 WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports and other information with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Our SEC filings are available on the SEC's website at http://www.sec.gov. Our website address is http://www.nglenergypartners.com. We make available on our website, free of charge, the periodic reports that we file with or furnish to the SEC, as well as all amendments to these reports, as soon as reasonably practicable after such reports are filed with or furnished to the SEC. The information contained on, or connected to, our website is not incorporated by reference into this prospectus and should not be considered part of this or any other report that we file with or furnish to the SEC.

        This prospectus incorporates by reference the documents set forth below we have filed with the SEC. These documents contain important information about our business and finances. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information in, or incorporated by reference in, this prospectus. The information incorporated by reference is an important part of this prospectus. Information that we file with the SEC after the date of the initial registration statement and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus. In addition, information that we file with the SEC after the date of this prospectus shall be deemed to be incorporated by reference into this prospectus.

        We incorporate by reference the documents listed below:

  •
  our Annual Report on Form 10-K for the fiscal year ended March 31, 2019 filed with the SEC on May 30, 2019;

  •
  our Quarterly Reports on Form 10-Q for the quarter ended June 30, 2019 filed with the SEC on August 9, 2019, and for the quarter ended September 30, 2019 filed with the SEC on November 8, 2019;

  •
  our Current Reports on Form 8-K filed with the SEC on April 2, 2019, April 3, 2019, April 9, 2019, May 13, 2019, May 15, 2019, July 2, 2019 (two reports), July 8, 2019, August 21, 2019, August 30, 2019, September 6, 2019, September 30, 2019, October 4, 2019, November 1, 2019, November 18, 2019, November 22, 2019, December 10, 2019 and December 26, 2019 (in each case, excluding any information furnished and not filed with the SEC); and

  •
  the description of our common units as set forth in our Registration Statement on Form 8-A filed with the SEC on May 9, 2011.

        Requests for print copies may be directed to Investor Relations at investorinfo@nglep.com or to Investor Relations, NGL Energy Partners LP, 6120 South Yale Avenue, Suite 805, Tulsa, Oklahoma 74136 or made by telephone at (918) 481-1119.

 FORWARD-LOOKING STATEMENTS

        This prospectus contains various forward-looking statements and information that are based on our beliefs and those of NGL Energy Holdings LLC (our "general partner"), as well as assumptions made by and information currently available to us. These forward-looking statements are identified as any statement that does not relate strictly to historical or current facts. Certain words in this prospectus, such as "anticipate," "believe," "could," "estimate," "expect," "forecast," "goal," "intend," "may," "plan," "project," "will" and similar expressions and statements regarding our plans and objectives for future operations, identify forward-looking statements. Although we and our general partner believe such forward-looking statements are reasonable, neither we nor our general partner can assure they will prove to be correct. Forward-looking statements are subject to a variety of risks, uncertainties and assumptions. If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, our actual results may vary materially from those expected. Among the key risk factors that may affect our consolidated financial position and results of operations are:

  •
  the prices of crude oil, natural gas liquids, gasoline, diesel, ethanol, and biodiesel;

  •
  energy prices generally;

  •
  the general level of crude oil, natural gas, and natural gas liquids production;

  •
  the general level of demand, and the availability of supply, for crude oil, natural gas liquids, gasoline, diesel, ethanol, and biodiesel;

  •
  the level of crude oil and natural gas drilling and production in areas where we have water treatment and disposal facilities;

  •
  the price of gasoline relative to the price of corn, which affects the price of ethanol;

  •
  the ability to obtain adequate supplies of products if an interruption in supply or transportation occurs and the availability of capacity to transport products to market areas;

  •
  actions taken by foreign oil and gas producing nations;

  •
  the political and economic stability of foreign oil and gas producing nations;

  •
  the effect of weather conditions on supply and demand for crude oil, natural gas liquids, gasoline, diesel, ethanol, and biodiesel;

  •
  the effect of natural disasters, lightning strikes, or other significant weather events;

  •
  the availability of local, intrastate, and interstate transportation infrastructure with respect to our truck, railcar, and barge transportation services;

  •
  the availability, price, and marketing of competing fuels;

  •
  the effect of energy conservation efforts on product demand;

  •
  energy efficiencies and technological trends;

  •
  changes in applicable laws and regulations, including tax, environmental, transportation, and employment regulations, or new interpretations by regulatory agencies concerning such laws and regulations and the effect of such laws and regulations (now existing or in the future) on our business operations;

  •
  the effect of legislative and regulatory actions on hydraulic fracturing, wastewater disposal, and the treatment of flowback and produced water;

  •
  hazards or operating risks related to transporting and distributing petroleum products that may not be fully covered by insurance;

  •
  the maturity of the crude oil, natural gas liquids and refined products industries and competition from other marketers;

  •
  loss of key personnel;

  •
  the ability to renew contracts with key customers;

  •
  the ability to maintain or increase the margins we realize for our terminal, barging, trucking, wastewater disposal, recycling, and discharge services;

  •
  the ability to renew leases for our leased equipment and storage facilities;

  •
  the nonpayment or nonperformance by our counterparties;

  •
  the availability and cost of capital and our ability to access certain capital sources;

  •
  a deterioration of the credit and capital markets;

  •
  the ability to successfully identify and complete accretive acquisitions, and integrate acquired assets and businesses;

  •
  changes in the volume of hydrocarbons recovered during the wastewater treatment process;

  •
  changes in the financial condition and results of operations of entities in which we own noncontrolling equity interests;

  •
  the costs and effects of legal and administrative proceedings;

  •
  any reduction or the elimination of the federal Renewable Fuel Standard;

  •
  changes in the jurisdictional characteristics of, or the applicable regulatory policies with respect to, our pipeline assets; and

  •
  other risks and uncertainties, including those discussed under "Risk Factors" in our annual and quarterly filings with the SEC.

        Other factors that could cause our actual results to differ from our projected results are described in Part I, Item 1A, "Risk Factors" in our Annual Report on Form 10-K for the year ended March 31, 2019, as updated by our subsequent Quarterly Reports on Form 10-Q for the quarters ended June 30, 2019 and September 30, 2019, and in our other reports filed from time to time with the SEC and incorporated by reference in this prospectus.

        You should not put undue reliance on any forward-looking statements. All forward-looking statements speak only as of the date of this prospectus. Except as may be required by state and federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements as a result of new information, future events, or otherwise.

v

RISK FACTORS

        An investment in our securities involves risks. Before you invest in our securities you should carefully consider the risk factors included in our Annual Report on Form 10-K for the year ended March 31, 2019 and our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2019 and September 30, 2019, as well as any prospectus supplement. Before making any investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or in any applicable prospectus supplement. For more information, see the section entitled "Where You Can Find More Information" beginning on page iii of this prospectus. If any of the risks discussed in the foregoing documents were to occur, our business, financial condition, results of operations and cash flows could be materially adversely affected, and you could lose all or part of your investment.

Risks Inherent in an Investment in our Class D Preferred Units and Common Units

The Class D Preferred Units are subordinated to our existing and future debt obligations, and your interests could be diluted by the issuance of additional units, including additional Class D Preferred Units or units pari passu to the Class D Preferred Units.

        The Class D Preferred Units are subordinated to all of our existing and future indebtedness (including indebtedness outstanding under our revolving credit facility and our outstanding senior notes). We have significant debt obligations, which totaled $2.6 billion as of June 30, 2019. We may incur additional debt in the future, including under our revolving credit facility or otherwise. The payment of principal and interest on our debt reduces cash available for distribution to us and on our units, including the Class D Preferred Units and common units.

        The issuance of additional Class D Preferred Units or units pari passu with or senior to the Class D Preferred Units would dilute the interests of the holders of the Class D Preferred Units, and any issuance of such securities or additional indebtedness could affect our ability to pay distributions on, redeem or pay the liquidation preference on, the Class D Preferred Units.

The Class D Preferred Units do not have an established trading market and will not be listed on a national securities exchange or available for quotation on any national quotation system.

        The Class D Preferred Units do not have an established trading market, which may negatively affect their market value and your ability to transfer or sell your Class D Preferred Units. Further, the Class D Preferred Units are not listed for trading on the New York Stock Exchange or any other national securities exchange or available for quotation on any national quotation system, and we have no intention of listing the Class D Preferred Units on any national securities exchange in the future.

The Internal Revenue Service could challenge our treatment of the holders of Class D Preferred Units as partners for tax purposes, and if such challenge were sustained, certain holders of Class D Preferred Units could be adversely impacted.

        The IRS may disagree with our treatment of the Class D Preferred Units as equity for federal income tax purposes, and no assurance can be given that our treatment will be sustained. If the IRS were to successfully characterize the Class D Preferred Units as indebtedness for tax purposes, certain holders of Class D Preferred Units may be subject to additional withholding and reporting requirements (please read "Material U.S. Federal Income Tax Consequences—Administrative Matters—Additional Withholding Requirements"). Further, if the Class D Preferred Units were treated as indebtedness for federal income tax purposes, rather than equity, distributions likely would be treated as payments of interest by us to the holders of Class D Preferred Units. Holders of Class D Preferred Units are encouraged to consult their tax advisors regarding the tax consequences applicable to the recharacterization of the Class D Preferred Units as indebtedness for tax purposes.

Sales by the selling unitholders of common units covered by this prospectus could adversely affect the trading price of our common units.

        We are registering for resale an aggregate of 600,000 Class D Preferred Units held by the selling unitholders and 25,500,000 common units issuable upon the exercise of warrants. Such common units represent approximately 19.9% of the outstanding common units as of December 20, 2019, assuming the exercise of all of the outstanding warrants. Subject to certain exceptions, we are obligated to keep this prospectus current so that such common units issuable upon exercise of the warrants can be sold in the public market at any time. The resale of all or a substantial portion common units in the public market, or the perception that these sales might occur, could cause the market price of our common units to decrease and may make it more difficult for us to sell our equity securities in the future at a time and upon terms that we deem appropriate.

 USE OF PROCEEDS

        All of the Class D Preferred Units and common units covered by this prospectus are being sold by the selling unitholders. See "Selling Unitholders." We will not receive any proceeds from these sales of our Class D Preferred Units or common units.

 SELLING UNITHOLDERS

        This prospectus relates to the offer for resale of up to 600,000 Class D Preferred Units issued to the selling unitholders and up to 25,500,000 common units issuable to the selling unitholders upon exercise of the warrants, subject to any appropriate adjustments as a result of any subdivision, split, combination, or reclassification of the Class D Preferred Units or common units. The selling unitholders acquired (i) 400,000 Class D Preferred Units and 17,000,000 warrants from us on July 2, 2019 pursuant to a Class D Preferred Unit and Warrant Purchase Agreement, dated as of July 2, 2019, among us and certain of the selling unitholders (the "Class D Initial Preferred Unit Purchase Agreement") and (ii) 200,000 Class D Preferred Units and 8,500,000 warrants from us on October 31, 2019 pursuant to a Class D Preferred Unit and Warrant Purchase Agreement, dated as of September 25, 2019, among us and the selling unitholders (the "Class D Additional Preferred Unit Purchase Agreement" and together with the Class D Initial Preferred Unit Purchase Agreement, the "Class D Preferred Unit Purchase Agreements"). We are registering the offering by the selling unitholders of the Class D Preferred Units and common units described below pursuant to the Amended and Restated Registration Rights Agreement, dated as of October 31, 2019, which we refer to as the Registration Rights Agreement, entered into in connection with the closing of the sale and issuance of Class D Preferred Units and warrants pursuant to the Class D Additional Preferred Unit Purchase Agreement. The Class D Initial Preferred Unit Purchase Agreement, the Class D Additional Preferred Unit Purchase Agreement and the Registration Rights Agreement are filed as exhibits to the registration statement of which this prospectus forms a part. Except for the ownership of the Class D Preferred Units and the warrants issued pursuant to the Class D Preferred Unit Purchase Agreements, the selling unitholders have not had any material relationship with us within the past three years.

        No offer or sale may be made by a unitholder unless that unitholder is listed as a selling unitholder in the table below. Additional selling unitholders may be added from time-to-time in a supplement to this prospectus to the extent necessary to reflect the transfer of units and assignment by one or more selling unitholders of its rights under the Registration Rights Agreement, but solely to the extent permitted under the Registration Rights Agreement.

        The selling unitholders may sell all, some or none of the Class D Preferred Units or common units covered by this prospectus. Please read "Plan of Distribution." We will bear all reasonable costs, fees and expenses incurred in connection with the registration of the Class D Preferred Units and common units offered by this prospectus. Brokerage commissions and similar selling expenses, if any, attributable to the offering and sale of the Class D Preferred Unitholders and common units will be borne by the selling unitholders.

        No sales of Class D Preferred Units or common units may occur pursuant to this prospectus unless the registration statement of which this prospectus forms a part has been declared effective by the SEC and remains effective at the time such selling unitholder offers or sells such units. We are required to update this prospectus to reflect material developments in our business, financial position and results of operations.

        The following table and related notes set forth information relating to the selling unitholders based on information supplied to us by the selling unitholders. We have not sought to verify such information. The selling unitholders may hold or acquire at any time Class D Preferred Units or common units in addition to those offered by this prospectus and may have acquired additional or sold, transferred or otherwise disposed of some or all of their Class D Preferred Units or common units since the date on which the information reflected herein was provided to us. In addition, the selling unitholders may in the future acquire additional or sell, transfer or otherwise dispose of some or all of their Class D

Preferred Units or common units in transactions exempt from or not subject to the registration requirements of the Securities Act.

Name of Selling Unitholder	Number of Class D Preferred Units Beneficially Owned Prior to Offering	Maximum Number of Class D Preferred Units Offered Hereby	Number of Class D Preferred Units Beneficially Owned After Offering	Percentage of Total Class D Preferred Units Outstanding After the Offering
FS Energy and Power Fund(1)	156,250	156,250	—	—
EIG Neptune Equity Aggregator, L.P.(2)	393,750	393,750	—	—
GCM Pellit Holdings, LLC(3)	50,000	50,000	—	—

        The beneficial ownership information presented below assumes that all of the warrants held by each selling unitholder have been converted, on a one-for-one basis, into common units. Percentages are based on the total number of common units outstanding as of December 20, 2019 (after giving effect to the exercise of all warrants).

Name of Selling Unitholder	Number of Common Units Beneficially Owned Prior to Offering	Maximum Number of Common Units Offered Hereby	Number of Common Units Beneficially Owned After Offering	Percentage of Total Common Units Outstanding After the Offering
FS Energy and Power Fund(1)	6,640,625	6,640,625	—	—
EIG Neptune Equity Aggregator, L.P.(2)	16,734,375	16,734,375	—	—
GCM Pellit Holdings, LLC(3)	2,125,000	2,125,000	—	—

(1)
FS Energy and Power Fund ("FSEP") is an externally managed, closed-end management investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. The investment advisor to FSEP is FS/EIG Advisor, LLC ("FS/EIG Advisor"). The investment committee of FS/EIG Advisor makes investment decisions on behalf of FS/EIG Advisor and has the power to vote or to direct the vote of, and to dispose or to direct the disposition of, the common units and Class D Preferred Units held by FSEP. The members of the investment committee of FS/EIG Advisor are Sean Coleman, Brian Gerson, Michael Kelly, R. Blair Thomas, Randall S. Wade and Eric Long. FS/EIG Advisor is a registered investment adviser under the Investment Advisers Act of 1940, as amended.

(2)
EIG Neptune Equity Aggregator, L.P. is a holding company for certain funds managed by EIG Management Company, LLC (the "Manager"). The funds' investment committee has the power to vote or to direct the vote of, and to dispose or to direct the disposition of, the common units and Class D Preferred Units held by the funds. The members of the funds' investment committee are R. Blair Thomas, Randall S. Wade, Jean-Daniel Borgeaud, Linda Cook and Richard Punches. The Manager is a registered investment adviser under the Investment Advisers Act of 1940, as amended.

(3)
GCM Pellit Holdings, LLC is a holding company for certain funds managed by GCM Grosvenor. The funds' investment committee has the power to vote or to direct the vote of, and to dispose or to direct the disposition of, the common units and Class D Preferred Units held by the funds. The members of the funds' investment committee are Peter Braffman, Derek Jones, Jonathan Levin, Arnaud Lipkowicz, Jason Metakis, Fred Pollock and Bernard Yancovich. The GCM Grosvenor manager entity is a registered investment adviser under the Investment Advisers Act of 1940, as amended.

PLAN OF DISTRIBUTION

        We are registering the Class D Preferred Units and common units offered hereby on behalf of the selling unitholders. As used in this prospectus, "selling unitholders" includes transferees of the Class D Preferred Units and common units received from a named selling unitholder and to which a selling unitholder has transferred its rights under the Registration Rights Agreement after the date of this prospectus, but solely to the extent permitted under the Registration Rights Agreement.

        As of the date of this prospectus, we have not been advised by the selling unitholders as to any plan of distribution. The selling unitholders may choose not to sell any Class D Preferred Units or common units hereunder.

        To the extent that the selling unitholders do sell the Class D Preferred Units or common units offered hereby, the selling unitholders may sell the securities in and outside the United States (1) through one or more broker dealers, (2) through underwriters, (3) directly to purchasers, (4) through agents or (5) by a combination of any of these methods.

        To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in an accompanying prospectus supplement.

        The prospectus supplement may set forth, among other things, the following information:

  •
  the terms of the offering;

  •
  the name or names of the underwriters or agents;

  •
  the name or names of any managing underwriter or underwriters;

  •
  the net proceeds we will receive from the sale of the securities;

  •
  any delayed delivery arrangements;

  •
  any underwriting discounts, commissions and other items constituting underwriters' compensation;

  •
  the public offering price;

  •
  any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any commissions paid to agents.

The selling unitholders may price the Class D Preferred Units or common units offered from time to time at:

  •
  fixed prices;

  •
  market prices prevailing at the time of any sale under this registration statement;

  •
  prices related to market prices;

  •
  varying prices determined at the time of sale; or

  •
  negotiated prices.

        We will pay the reasonable costs and expenses of the registration and offering of the Class D Preferred Units and common units offered hereby. We will not pay any underwriting fees, discounts and selling commissions allocable to the selling unitholder's sale of its respective Class D Preferred Units or common units, which will be paid by the applicable selling unitholder. Broker dealers may act as agents or may purchase securities as principals and thereafter resell the securities from time to time:

  •
  in or through one or more distributions;

  •
  on the New York Stock Exchange (except, in the case of the Class D Preferred Units, only in the event that they are listed on the New York Stock Exchange);

  •
  in the over-the-counter market; or

  •
  in privately negotiated transactions.

        Broker-dealers or underwriters may receive compensation in the form of underwriting discounts or commissions and may receive commissions from purchasers of the Class D Preferred Units or common units for whom they may act as agents. If any broker dealer purchases the Class D Preferred Units or common units as principal, it may effect resales of such units from time to time to or through other broker dealers, and other broker dealers may receive compensation in the form of concessions or commissions from the purchasers of such units for whom they may act as agents.

        To the extent required, the names of the specific managing underwriter or underwriters, if any, as well as other important information, will be set forth in the prospectus supplement relating to each offering. In that event, the discounts and commissions the selling unitholder will allow or pay to the underwriters, if any, and the discounts and commissions the underwriters may allow or pay to dealers or agents, if any, will be set forth in, or may be calculated from, the prospectus supplements. Any underwriters, brokers, dealers and agents who participate in any sale of the securities may also engage in transactions with, or perform services for, us or our affiliates in the ordinary course of their businesses. We may indemnify underwriters, brokers, dealers and agents against specific liabilities under the Securities Act.

        In addition, the selling unitholders have advised us that they may sell the Class D Preferred Units or common units in compliance with Rule 144 of the Securities Act, if available, or pursuant to other available exemptions from the registration requirements under the Securities Act, rather than pursuant to this prospectus.

        Because Financial Industry Regulatory Authority, Inc. ("FINRA") views the Class D Preferred Units and common units as interests in a direct participation program, any offering of common units under the registration statement of which this prospectus forms a part will be made in compliance with Rule 2310 of the FINRA Rules.

        In connection with offerings under this shelf registration and in compliance with applicable law, underwriters, brokers or dealers may engage in transactions which stabilize or maintain the market price of the Class D Preferred Units or common units at levels above those which might otherwise prevail in the open market. Specifically, underwriters, brokers or dealers may over-allot in connection with offerings, creating a short position in the securities for their own accounts. For the purpose of covering a syndicate short position or stabilizing the price of the securities, the underwriters, brokers or dealers may place bids for the securities or effect purchases of the securities in the open market. Finally, the underwriters may impose a penalty whereby selling concessions allowed to syndicate members or other brokers or dealers for distribution of the securities in offerings may be reclaimed by the syndicate if the syndicate repurchases previously distributed securities in transactions to cover short positions, in stabilization transactions or otherwise. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and, if commenced, may be discontinued at any time.

 OUR CASH DISTRIBUTION POLICY

General

        You should read the following discussion of our cash distribution policy in conjunction with the factors and assumptions included in this section. In addition, see "Forward-Looking Statements" and "Risk Factors" for information regarding statements that do not relate strictly to historical or current facts and certain risks inherent in our business.

        We have summarized below selected provisions of our Seventh Amended and Restated Agreement of Limited Partnership (the "partnership agreement"). However, because this summary is not complete it is subject to and is qualified in its entirety by reference to our partnership agreement. We suggest that you read the complete text of our partnership agreement, which we have incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

Our Minimum Quarterly Distribution

        Our partnership agreement provides for a minimum quarterly distribution of $0.3375 per common unit per complete quarter, or $1.35 per unit on an annualized basis, subject to adjustments. Quarterly distributions, if any, will be paid within 45 days after the end of each quarter. Based on the number of common units outstanding at June 30, 2019 (exclusive of unvested restricted units issued pursuant to employee and director compensation programs), if we made distributions equal to our minimum quarterly distribution of $0.3375 per unit ($1.35 annualized), total distributions on our common units would equal $42.5 million per quarter ($170.0 million per year). Our ability to make cash distributions equal to the minimum quarterly distribution will be subject to various factors, including those described under "Risk Factors" in our annual and quarterly filings with the SEC.

        Our general partner currently is entitled to 0.1% of all distributions that we make prior to our liquidation. In the future, our general partner's initial 0.1% general partner interest in these distributions may be reduced if we issue additional units and our general partner does not contribute a proportionate amount of capital to us to maintain its initial 0.1% general partner interest. Our general partner will also hold the incentive distribution rights, which entitle the holder to increasing percentages, up to a maximum of 48.0%, of the cash we distribute in excess of $0.388125 per unit per quarter.

        We do not have a legal obligation to pay distributions on our common units at our minimum quarterly distribution rate or at any other rate except as provided in our partnership agreement. Our partnership agreement requires that we distribute all of our available cash quarterly. Under our partnership agreement, available cash is generally defined to mean, for each quarter, cash generated from our business in excess of the amount of cash reserves established by our general partner to provide for the conduct of our business, to comply with applicable law, any of our debt instruments or other agreements or to provide for future distributions to our unitholders and our general partner for any one or more of the next four quarters. Our available cash may also include, if our general partner so determines, all or any portion of the cash on hand on the date of determination of available cash for the quarter resulting from working capital borrowings made after the end of the quarter.

        If we do not pay the minimum quarterly distribution on our common units, our unitholders will not be entitled to receive such payments in the future.

        Although our unitholders may pursue judicial action to enforce provisions of our partnership agreement, including those related to requirements to make cash distributions as described above, our partnership agreement provides that any determination made by our general partner in its capacity as our general partner must be made in good faith and that any such determination will not be subject to any other standard imposed by the Delaware Revised Uniform Limited Partnership Act (the "Delaware LP Act") or any other law, rule or regulation or at equity. Our partnership agreement provides that, in order for a determination by our general partner to be made in "good faith," our general partner must believe that the determination is in, or not opposed to, our best interest.

        Our cash distribution policy, as expressed in our partnership agreement, may not be modified or repealed without amending our partnership agreement. However, the actual amount of our cash distributions for any quarter is subject to fluctuations based on the amount of cash we generate from our business and the amount of reserves our general partner establishes in accordance with our partnership agreement as described above.

        We will pay our distributions on the 14th or 15th of each February, May, August and November to holders of record on or about the 1st of each such month. If the distribution date does not fall on a business day, we will make the distribution on the business day immediately preceding the indicated distribution date.

Distributions of Available Cash

        General.    Our partnership agreement requires that, within 45 days after the end of each quarter, we distribute all of our available cash to unitholders of record on the applicable record date.

        Definition of Available Cash.    Available cash, for any quarter, consists of all cash on hand at the end of that quarter:

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  less, the amount of cash reserves established by our general partner at the date of determination of available cash for the quarter to:

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  provide for the proper conduct of our business;

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  comply with applicable law, any of our debt instruments or other agreements; and

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  provide funds for distributions to our unitholders and to our general partner for any one or more of the next four quarters (unless our general partner determines that the establishment of cash reserves for such purpose will prevent us from distributing the minimum quarterly distribution on all common units for the next four quarters);

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  plus, if our general partner so determines, all or a portion of cash on hand on the date of determination of available cash for the quarter.

        The purpose and effect of the last bullet point above is to allow our general partner, if it so decides, to use cash on hand after the end of the quarter but on or before the date of determination of available cash for that quarter to pay distributions to unitholders.

        Intent to Distribute the Minimum Quarterly Distribution.    We intend to distribute to our common unitholders on a quarterly basis at least the minimum quarterly distribution of $0.3375 per unit, or $1.35 on an annualized basis, to the extent we have sufficient cash from our operations after payment of distributions on our preferred units, establishment of cash reserves and payment of fees and expenses, including payments to our general partner and its affiliates. However, there is no guarantee that we will pay the minimum quarterly distribution or any amount on our common units in any quarter. Even if our cash distribution policy is not modified or revoked, the amount of distributions paid under our policy and the decision to make any distribution is determined by our general partner, taking into consideration the terms of our partnership agreement.

        General Partner Interest and Incentive Distribution Rights.    Our general partner currently is entitled to 0.1% of all quarterly distributions that we make prior to our liquidation. Our general partner has the right, but not the obligation, to contribute a proportionate amount of capital to us to maintain its current general partner interest. Our general partner's initial 0.1% interest in our distributions may be reduced if we issue additional limited partner interests in the future (other than the issuance of common units upon a reset of the incentive distribution rights) and our general partner does not contribute a proportionate amount of capital to us to maintain its 0.1% general partner interest.

        Our general partner also currently holds incentive distribution rights, which represent a potentially material variable interest in our distributions. Incentive distribution rights entitle our general partner to receive increasing percentages, up to a maximum of 48.1%, of the cash we distribute from operating surplus (as defined below) in excess of $0.388125 per unit per quarter. The maximum distribution of 48.1% includes distributions paid to our general partner on its 0.1% general partner interest and assumes that our general partner maintains its general partner interest at 0.1%. The maximum distribution of 48.1% does not include any distributions that our general partner may receive on common units that it owns. See "—General Partner Interest and Incentive Distribution Rights" for additional information.

Operating Surplus and Capital Surplus

        General.    All cash distributed will be characterized as either being paid from "operating surplus" or "capital surplus." Our partnership agreement requires that we distribute available cash from operating surplus differently than available cash from capital surplus.

        Operating Surplus.    Operating surplus for any period consists of:

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  $20.0 million; plus

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  all of our cash receipts, excluding cash from interim capital transactions, which include the following:

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  borrowings, refinancing or refundings (including sales of debt securities) that are not working capital borrowings;

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  sales of equity interests;

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  sales or other dispositions of assets outside the ordinary course of business; and

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  capital contributions received;

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  provided that cash receipts from the termination of commodity hedges or interest rate hedges prior to their specified termination date shall be included in operating surplus in equal quarterly installments over the remaining scheduled life of such commodity hedge or interest rate hedge; plus

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  working capital borrowings made after the end of the period but on or before the date of determination of operating surplus for the period; plus

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  cash distributions paid on equity issued (including incremental distributions on incentive distribution rights), other than equity issued in our initial public offering, to finance all or a portion of the construction, acquisition or improvement of a capital improvement or replacement of a capital asset (such as equipment or facilities) and paid in respect of the period beginning on the date that we enter into a binding obligation to commence the construction, acquisition or improvement of a capital improvement or replacement of a capital asset and ending on the earlier to occur of the date the capital improvement or replacement capital asset commences commercial service and the date that it is abandoned or disposed of; plus

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  cash distributions paid on equity issued (including incremental distributions on incentive distribution rights) to pay the construction period interest on debt incurred, or to pay construction period distributions on equity issued, to finance the capital improvements or capital assets referred to above; less

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  all of our operating expenditures (as defined below); less

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  the amount of cash reserves established by our general partner to provide funds for future operating expenditures; less

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  all working capital borrowings not repaid within twelve months after having been incurred or repaid within such twelve-month period with the proceeds from additional working capital borrowings; less

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  any loss realized in disposition of an investment capital expenditure.

        Under our partnership agreement, working capital borrowings are borrowings that are made under a credit facility, commercial paper facility or similar financing arrangement, and in all cases are used solely for working capital purposes or to pay distributions to partners and with the intent of the borrower to repay such borrowings within twelve months from sources other than additional working capital borrowings.

        As described above, operating surplus does not reflect actual cash on hand that is available for distribution to our unitholders and is not limited to cash generated by our operations. In addition, the effect of including, as described above, certain cash distributions on equity interests in operating surplus will be to increase operating surplus by the amount of any such cash distributions and to permit the distribution as operating surplus of additional amounts of cash that we receive from non-operating sources.

        The proceeds of working capital borrowings increase operating surplus and repayments of working capital borrowings are generally operating expenditures, as described below, and thus reduce operating surplus when made. However, if a working capital borrowing is not repaid during the twelve-month period following the borrowing, it will be deemed repaid at the end of such period, thus decreasing operating surplus at such time. When such working capital borrowing is in fact repaid, it will be excluded from operating expenditures because operating surplus will have been previously reduced by the deemed repayment.

        We define operating expenditures as all of our cash expenditures, including, but not limited to, taxes, reimbursement of expenses to our general partner and its affiliates, payments made in the ordinary course of business under interest rate hedge agreements or commodity hedge contracts (provided that (i) with respect to amounts paid in connection with the initial purchase of an interest rate hedge contract or a commodity hedge contract, such amounts will be amortized over the life of the applicable interest rate hedge contract or commodity hedge contract and (ii) payments made in connection with the termination of any interest rate hedge contract or commodity hedge contract prior to the expiration of its stipulated settlement or termination date will be included in operating expenditures in equal quarterly installments over the remaining scheduled life of such interest rate hedge contract or commodity hedge contract), officer and other employee compensation, repayment of working capital borrowings, debt service payments and maintenance capital expenditures (as discussed in further detail below), provided that operating expenditures will not include:

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  repayment of working capital borrowings deducted from operating surplus pursuant to the next to the last bullet point of the definition of operating surplus above when such repayment actually occurs;

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  payments (including prepayments and prepayment penalties) of principal of and premium on indebtedness, other than working capital borrowings;

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  expansion capital expenditures;

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  investment capital expenditures;

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  payment of transaction expenses (including taxes) relating to interim capital transactions;

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  distributions to our partners (including distributions in respect of our incentive distribution rights); or

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  repurchases of partnership interests except to fund obligations under employee benefit plans.

        Capital Surplus.    We define capital surplus as any distribution of available cash in excess of our cumulative operating surplus. A distribution from capital surplus would potentially be generated by a distribution of cash from:

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  borrowings other than working capital borrowings;

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  issuances of our equity and debt securities; and

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  sales or other dispositions of assets for cash, other than inventory, accounts receivable and other assets sold in the ordinary course of business or as part of normal retirement or replacement of assets.

        Characterization of Cash Distributions.    Our partnership agreement requires that we treat all available cash distributed as coming from operating surplus until the sum of all available cash distributed since the completion of our initial public offering equals the operating surplus from the completion of our initial public offering through the end of the quarter immediately preceding that distribution. Our partnership agreement requires that we treat any amount distributed in excess of operating surplus, regardless of its source, as capital surplus. We do not anticipate that we will make any distributions from capital surplus.

Capital Expenditures

        Maintenance capital expenditures are cash expenditures (including expenditures for the addition or improvement to, or the replacement of, our capital assets or for the acquisition of existing, or the construction or development of new, capital assets) made to maintain, including over the long term, our operating capacity or operating income. Our partnership agreement provides that maintenance capital expenditures will also include interest (and related fees) on debt incurred and distributions on equity issued (including incremental distributions on incentive distribution rights) to finance all or any portion of the construction or development of a replacement asset that is paid in respect of the period that begins when we enter into a binding obligation to commence constructing or developing a replacement asset and ending on the earlier to occur of the date that any such replacement asset commences commercial service and the date that it is abandoned or disposed of.

        Expansion capital expenditures are cash expenditures incurred for acquisitions or capital improvements and do not include maintenance capital expenditures or investment capital expenditures. Expansion capital expenditures are those capital expenditures that we expect will increase our operating capacity or operating income over the long term. Our partnership agreement provides that expansion capital expenditures will also include interest payments (and related fees) on debt incurred and distributions on equity issued (including incremental incentive distribution rights in respect of newly issued equity) to finance all or any portion of the construction of a capital improvement in respect of the period that commences when we enter into a binding obligation to commence construction of the capital improvement and ending on the earlier to occur of the date any such capital improvement commences commercial service and the date that it is abandoned or disposed of.

        Investment capital expenditures are those capital expenditures that are neither maintenance capital expenditures nor expansion capital expenditures. Investment capital expenditures largely will consist of capital expenditures made for investment purposes. Examples of investment capital expenditures include traditional capital expenditures for investment purposes, such as purchases of securities, as well as other capital expenditures that might be made in lieu of such traditional investment capital expenditures, such as the acquisition of a capital asset for investment purposes or development of facilities that are in excess of the maintenance of our existing operating capacity or operating income, but which are not expected to expand, for more than the short term, our operating capacity or operating income.

        Neither investment capital expenditures nor expansion capital expenditures will be included in operating expenditures, and thus will not reduce operating surplus. Because expansion capital expenditures include interest payments (and related fees) on debt incurred to finance all or a portion of the construction, replacement or improvement of a capital asset in respect of the period that begins when we enter into a binding obligation to commence construction of the capital asset and ending on the earlier to occur of the date the capital asset commences commercial service or the date that it is abandoned or disposed of, such interest payments are also not subtracted from operating surplus. Losses on disposition of an investment capital expenditure will reduce operating surplus when realized and cash receipts from an investment capital expenditure will be treated as a cash receipt for purposes of calculating operating surplus only to the extent the cash receipt is a return on principal.

        Capital expenditures that are made in part for maintenance capital purposes, investment capital purposes and/or expansion capital purposes will be allocated as maintenance capital expenditures, investment capital expenditures or expansion capital expenditure by our general partner.

Distributions of Available Cash From Operating Surplus

        Our partnership agreement requires that we make distributions of available cash from operating surplus in the following manner, after payment of distributions on our preferred units:

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  first, 99.9% to all unitholders (other than holders of preferred units), pro rata, and 0.1% to our general partner, until we distribute for each outstanding unit an amount equal to the minimum quarterly distribution for that quarter; and

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  thereafter, in the manner described in "—General Partner Interest and Incentive Distribution Rights" below.

        The preceding discussion assumes that our general partner maintains its 0.1% general partner interest and that we do not issue additional classes of equity interests.

General Partner Interest and Incentive Distribution Rights

        Our partnership agreement provides that our general partner initially was entitled to 0.1% of all distributions that we make prior to our liquidation. Our general partner has the right, but not the obligation, to contribute a proportionate amount of capital to us to maintain its 0.1% general partner interest if we issue additional units. Our general partner's 0.1% general partner interest, and the percentage of our cash distributions to which it is entitled from its general partner interest, will be proportionately reduced if we issue additional units in the future (other than the issuance of common units upon a reset of the incentive distribution rights) and our general partner does not contribute a proportionate amount of capital to us in order to maintain its 0.1% general partner interest. Our partnership agreement does not require that the general partner fund its capital contribution with cash and our general partner may fund its capital contribution by the contribution to us of common units or other property.

        Incentive distribution rights represent a potentially material variable interest in our distributions. The holder of the incentive distribution rights has the right to receive an increasing percentage (13.0%, 23.0% and 48.0%) of quarterly distributions of available cash from operating surplus after the minimum quarterly distribution and the target distribution levels have been achieved. Our general partner currently holds the incentive distribution rights, but may transfer these rights separately from its general partner interest, subject to restrictions in our partnership agreement that apply prior to the first day of the first quarter beginning after May 17, 2021 (the tenth anniversary of the closing date of our initial public offering) unless the consent of a majority of our outstanding common units (excluding common units held by our general partner or its affiliates) is obtained first.

        The following discussion assumes that our general partner maintains its 0.1% general partner interest and that our general partner continues to own all of the incentive distribution rights.

        If, for any quarter, we have distributed available cash from operating surplus to the common unitholders in an amount equal to the minimum quarterly distribution, then our partnership agreement requires that we distribute any additional available cash from operating surplus for that quarter among the unitholders and the general partner in the following manner:

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  first, 99.9% to all unitholders (other than holders of preferred units), pro rata, and 0.1% to our general partner, until each unitholder receives a total of $0.388125 per unit for that quarter (the "first target distribution");

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  second, 86.9% to all unitholders (other than holders of preferred units), pro rata, and 13.1% to our general partner, until each unitholder receives a total of $0.421875 per unit for that quarter (the "second target distribution");

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  third, 76.9% to all unitholders (other than holders of preferred units), pro rata, and 23.1% to our general partner, until each unitholder receives a total of $0.50625 per unit for that quarter (the "third target distribution"); and

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  thereafter, 51.9% to all unitholders (other than holders of preferred units), pro rata, and 48.1% to our general partner.

Percentage Allocations of Available Cash From Operating Surplus

        The following table illustrates the percentage allocations of available cash from operating surplus between the unitholders (other than holders of preferred units) and our general partner based on the specified target distribution levels. The amounts set forth under "Marginal Percentage Interest in Distributions" are the percentage interests of our general partner and the unitholders (other than holders of preferred units) in any available cash from operating surplus we distribute, after payment of distributions on our preferred units, up to and including the corresponding amount in the column "Total Quarterly Distribution per Unit." The percentage interests shown for the minimum quarterly distribution are also applicable to quarterly distribution amounts that are less than the minimum quarterly distribution. The percentage interests set forth below for our general partner include its 0.1% general partner interest, assume our general partner has contributed any additional capital necessary to maintain its 0.1% general partner interest and has not transferred its incentive distribution rights.

					Marginal Percentage Interest in Distributions
	Total Quarterly Distribution per Unit				Unitholders	General Partner
Minimum quarterly distribution				$0.3375	99.9%	0.1%
First target distribution	above	$0.3375	up to	$0.388125	99.9%	0.1%
Second target distribution	above	$0.388125	up to	$0.421875	86.9%	13.1%
Third target distribution	above	$0.421875	up to	$0.50625	76.9%	23.1%
Thereafter	above	$0.50625			51.9%	48.1%

General Partner's Right to Reset Incentive Distribution Levels

        Our general partner, as the initial holder of our incentive distribution rights, has the right under our partnership agreement to elect to relinquish the right to receive incentive distribution payments based on the initial target distribution levels and to reset, at higher levels, the minimum quarterly distribution amount and target distribution levels upon which the incentive distribution payments to our general partner would be set. If our general partner transfers all or a portion of our incentive distribution rights in the future, then the holder or holders of a majority of our incentive distribution rights will be entitled to exercise this right. The following discussion assumes that our general partner holds all of the incentive distribution rights at the time that a reset election is made. Our general partner's right to reset the minimum quarterly distribution amount and the target distribution levels upon which the incentive distributions payable to our general partner are based may be exercised, without approval of our unitholders or our conflicts committee, at any time when we have made cash distributions to the holders of the incentive distribution rights at the highest level of incentive distribution for each of the prior four consecutive fiscal quarters. The reset minimum quarterly distribution amount and target distribution levels will be higher than the minimum quarterly distribution amount and the target distribution levels prior to the reset such there will be no incentive distributions paid under the reset target distribution levels until cash distributions per unit following this event increase as described below. We anticipate that our general partner would exercise this reset right in order to facilitate acquisitions or internal growth projects that would otherwise not be sufficiently accretive to cash distributions per common unit, taking into account the existing levels of incentive distribution payments being made to our general partner.

        In connection with the resetting of the minimum quarterly distribution amount and the target distribution levels and the corresponding relinquishment by our general partner of incentive distribution payments based on the target distribution levels prior to the reset, our general partner will be entitled to receive a number of newly issued common units based on a predetermined formula described below that takes into account the "cash parity" value of the average cash distributions related to the incentive distribution rights received by our general partner for the two quarters prior to the reset event as compared to the average cash distributions per common unit during this period. Our general partner's general partner interest in us (currently 0.1%) will be maintained at the percentage interest immediately prior to the reset election.

        The number of common units that our general partner would be entitled to receive from us in connection with a resetting of the minimum quarterly distribution amount and the target distribution levels then in effect would be equal to the quotient determined by dividing (x) the average aggregate amount of cash distributions received by our general partner in respect of its incentive distribution rights during the two consecutive fiscal quarters ended immediately prior to the date of such reset election by (y) the average of the amount of cash distributed per common unit during each of these two quarters.

        Following a reset election, the minimum quarterly distribution amount will be reset to an amount equal to the average cash distribution amount per unit for the two fiscal quarters immediately preceding the reset election (which amount we refer to as the "reset minimum quarterly distribution") and the target distribution levels will be reset to be correspondingly higher such that we would thereafter distribute all of our available cash from operating surplus for each quarter, after payment of distributions on our preferred units, as follows:

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  first, 99.9% to all unitholders (other than holders of preferred units), pro rata, and 0.1% to our general partner, until each unitholder receives an amount per unit equal to 115.0% of the reset minimum quarterly distribution for that quarter;

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  second, 86.9% to all unitholders (other than holders of preferred units), pro rata, and 13.1% to our general partner, until each unitholder receives an amount per unit equal to 125.0% of the reset minimum quarterly distribution for the quarter;

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  third, 76.9% to all unitholders (other than holders of preferred units), pro rata, and 23.1% to our general partner, until each unitholder receives an amount per unit equal to 150.0% of the reset minimum quarterly distribution for the quarter; and

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  thereafter, 51.9% to all unitholders (other than holders of preferred units), pro rata, and 48.1% to our general partner.

        Our general partner will be entitled to cause the minimum quarterly distribution amount and the target distribution levels to be reset on more than one occasion, provided that it may not make a reset election except at a time when it has received incentive distributions for the prior four consecutive fiscal quarters based on the highest level of incentive distributions that it is entitled to receive under our partnership agreement.

Distributions From Capital Surplus

        How Distributions from Capital Surplus Will Be Made.    Our partnership agreement requires that we make distributions of available cash from capital surplus, if any, in the following manner, after payment of distributions on our preferred units:

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  first, 99.9% to all unitholders (other than holders of preferred units), pro rata, and 0.1% to our general partner, until we distribute for each common unit that was issued in our initial public offering, an amount of available cash from capital surplus equal to the initial public offering price in our initial public offering; and

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  thereafter, as if they were from operating surplus.

        The preceding paragraph assumes that our general partner maintains its 0.1% general partner interest and that we do not issue additional classes of equity interests.

        Effect of a Distribution from Capital Surplus.    Our partnership agreement treats a distribution of capital surplus as the repayment of the initial unit price from our initial public offering, which is a return of capital. The initial public offering price less any distributions of capital surplus per unit is referred to as the "unrecovered initial unit price." Each time a distribution of capital surplus is made, the minimum quarterly distribution and the target distribution levels will be reduced in the same proportion as the corresponding reduction in the unrecovered initial unit price. Because distributions of capital surplus will reduce the minimum quarterly distribution and target distribution levels after any of these distributions are made, it may be easier for our general partner to receive incentive distributions.

        However, any distribution of capital surplus before the unrecovered initial unit price is reduced to zero cannot be applied to the payment of the minimum quarterly distribution.

        Once we distribute capital surplus on a common unit issued in our initial public offering in an amount equal to the initial unit price, we will reduce the minimum quarterly distribution and the target distribution levels to zero. We will then make all future distributions from operating surplus, after payment of distributions on our preferred units, with 51.9% being paid to the unitholders (other than holders of preferred units), pro rata, and 48.1% to our general partner. The percentage interests shown for our general partner include its 0.1% general partner interest and assume our general partner has not transferred the incentive distribution rights.

Adjustment to the Minimum Quarterly Distribution and Target Distribution Levels

        In addition to adjusting the minimum quarterly distribution and target distribution levels to reflect a distribution of capital surplus, if we combine our units into fewer units or subdivide our units into a greater number of units, our partnership agreement specifies that the following items will be proportionately adjusted:

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  the minimum quarterly distribution;

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  the target distribution levels; and

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  the unrecovered initial unit price as described below.

        For example, if a two-for-one split of the units should occur, the minimum quarterly distribution, the target distribution levels and the unrecovered initial unit price would each be reduced to 50.0% of its initial level. Our partnership agreement provides that we do not make any adjustment by reason of the issuance of additional units for cash or property.

        In addition, if as a result of a change in law or interpretation thereof, we or any of our subsidiaries is treated as an association taxable as a corporation or is otherwise subject to additional taxation as an entity for U.S. federal, state, local or non-U.S. income or withholding tax purposes, our general partner may, in its sole discretion, reduce the minimum quarterly distribution and the target distribution levels for each quarter by multiplying the minimum quarterly distribution and each target distribution level by a fraction, the numerator of which is available cash for that quarter (after deducting our general partner's estimate of our additional aggregate liability for the quarter for such income and withholdings taxes payable by reason of such change in law or interpretation thereof) and the denominator of which is the sum of (i) available cash for that quarter, plus (ii) our general partner's estimate of our additional aggregate liability for the quarter for such income and withholding taxes payable by reason of such change in law or interpretation thereof. To the extent that the actual tax liability differs from the estimated tax liability for any quarter, the difference will be accounted for in distributions with respect to subsequent quarters.

Distributions of Cash Upon Liquidation

        General.    If we dissolve in accordance with our partnership agreement, we will sell or otherwise dispose of our assets in a process called liquidation. We will first apply the proceeds of liquidation to the payment of our creditors. We will distribute any remaining proceeds to the unitholders and our general partner, in accordance with capital account balances, including any capital account balance attributable to the preferred unit liquidation preference, as adjusted to reflect any gain or loss upon the sale or other disposition of our assets in liquidation. For additional information concerning the preferred unit liquidation preference, see "Description of Preferred Units and Warrants—Preferred Units."

        Manner of Adjustments for Gain.    The manner of the adjustment for gain is set forth in our partnership agreement. Upon our liquidation, we will allocate any gain to our partners in the following manner:

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  first, to our general partner to the extent of any negative balance in its capital account;

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  second, 99.9% to the common unitholders, pro rata, and 0.1% to our general partner, until the capital account for each common unit is equal to the sum of:

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  the unrecovered initial unit price;

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  the amount of the minimum quarterly distribution for the quarter during which our liquidation occurs;

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  third, 99.9% to all unitholders (other than holders of preferred units), pro rata, and 0.1% to our general partner, until we allocate under this paragraph an amount per unit equal to:

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  the sum of the excess of the first target distribution per unit over the minimum quarterly distribution per unit for each quarter of our existence; less

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  the cumulative amount per unit of any distributions of available cash from operating surplus in excess of the minimum quarterly distribution per unit that we distributed 99.9% to the unitholders, pro rata, and 0.1% to our general partner, for each quarter of our existence;

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  fourth, 86.9% to all unitholders (other than holders of preferred units), pro rata, and 13.1% to our general partner, until we allocate under this paragraph an amount per unit equal to:

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  the sum of the excess of the second target distribution per unit over the first target distribution per unit for each quarter of our existence; less

    •
    the cumulative amount per unit of any distributions of available cash from operating surplus in excess of the first target distribution per unit that we distributed 86.9% to the unitholders, pro rata, and 13.1% to our general partner for each quarter of our existence;

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  fifth, 76.9% to all unitholders (other than holders of preferred units), pro rata, and 23.1% to our general partner, until we allocate under this paragraph an amount per unit equal to:

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  the sum of the excess of the third target distribution per unit over the second target distribution per unit for each quarter of our existence; less

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  the cumulative amount per unit of any distributions of available cash from operating surplus in excess of the second target distribution per unit that we distributed 76.9% to the unitholders, pro rata, and 23.1% to our general partner for each quarter of our existence; and

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  thereafter, 51.9% to all unitholders (other than holders of preferred units), pro rata, and 48.1% to our general partner.

        The percentages set forth above for our general partner include its 0.1% general partner interest and assume our general partner has not transferred the incentive distribution rights and that we have not issued additional classes of equity interests.

        Manner of Adjustments for Losses.    Upon our liquidation, after making allocations of loss to the general partner and the unitholders in a manner intended to offset in reverse order the allocations of gains that have previously been allocated, we will generally allocate any loss to our partners in the following manner:

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  first, 99.9% to the holders of common units in proportion to the positive balances in their capital accounts and 0.1% to our general partner, until the capital accounts of the common unitholders have been reduced to zero;

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  second, to the holders of preferred units in proportion to the positive balances on their capital accounts, until the capital accounts of the holders of preferred units have been reduced to zero; and

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  thereafter, 100.0% to our general partner.

Adjustments to Capital Accounts

        Our partnership agreement requires that we make adjustments to capital accounts upon the issuance of additional units. In this regard, our partnership agreement specifies that we allocate any unrealized and, for tax purposes, unrecognized gain resulting from the adjustments to the unitholders and the general partner in the same manner as we allocate gain upon liquidation. If we make positive adjustments to the capital accounts upon the issuance of additional units as a result of such gain, our partnership agreement requires that we generally allocate any later negative adjustments to the capital accounts resulting from the issuance of additional units or upon our liquidation in a manner that results, to the extent possible, in the partners' capital account balances equaling the amount that they would have been if no earlier positive adjustments to the capital accounts had been made. By contrast to the allocations of gain, and except as provided above, we generally will allocate any unrealized and unrecognized loss resulting from the adjustments to capital accounts upon the issuance of additional units to the unitholders and our general partner based on their respective percentage ownership of us. In the event we make negative adjustments to the capital accounts as a result of such loss, future positive adjustments resulting from the issuance of additional units will be allocated in a manner designed to reverse the prior negative adjustments, and special allocations will be made upon liquidation in a manner designed to result, to the extent possible, in our unitholders' capital account balances equaling the amounts they would have been if no earlier adjustments for loss had been made.

DESCRIPTION OF COMMON UNITS

        The following description of our common units and of certain provisions of Delaware law is subject to and qualified in its entirety by reference to our certificate of limited partnership, as amended, our partnership agreement and our Registration Rights Agreement. We suggest that you read the complete text of our certificate of limited partnership, our partnership agreement and the Registration Rights Agreement, which we have incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

The Common Units

        The common units represent limited partner interests in the Partnership. The holders of common units are entitled to participate in partnership distributions and exercise the rights or privileges available to limited partners under our partnership agreement.

Listing

        Our common units are traded on the New York Stock Exchange under the symbol "NGL." Any additional common units that we issue also will be traded on the New York Stock Exchange.

Transfer Agent and Registrar

        Duties.    Equiniti Trust Company (formerly, Wells Fargo Bank, National Association), serves as the registrar and transfer agent for the common units. We will pay all fees charged by the transfer agent for transfers of common units, except the following that must be paid by unitholders:

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  surety bond premiums to replace lost or stolen certificates, taxes and other governmental charges in connection therewith;

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  special charges for services requested by a common unitholder; and

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  other similar fees or charges.

        There will be no charge to our unitholders for disbursements of our cash distributions. We will indemnify the transfer agent, its agents and each of their stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence or intentional misconduct of the indemnified person or entity.

        Resignation or Removal.    The transfer agent may resign, by notice to us, or be removed by us. The resignation or removal of the transfer agent will become effective upon our appointment of a successor transfer agent and registrar and its acceptance of the appointment. If no successor is appointed, our general partner may act as the transfer agent and registrar until a successor is appointed.

Transfer of Common Units

        By transfer of common units in accordance with our partnership agreement, each transferee of common units shall be admitted as a limited partner with respect to the common units transferred when such transfer and admission are reflected in our books and records. Each transferee:

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  automatically becomes bound by the terms and conditions of, and is deemed to have executed, our partnership agreement;

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  represents that the transferee has the capacity, power and authority to become bound by our partnership agreement; and

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  gives the consents, waivers and approvals contained in our partnership agreement.

        Our general partner will cause any transfers to be recorded on our books and records from time to time as necessary to accurately reflect the transfers.

        We may, at our discretion, treat the nominee holder of a common unit as the absolute owner. In that case, the beneficial holder's rights are limited solely to those that it has against the nominee holder as a result of any agreement between the beneficial owner and the nominee holder.

        Common units are securities, and any transfers are subject to the laws governing the transfer of securities. In addition to other rights acquired upon transfer, the transferor gives the transferee the right to become a substituted limited partner in our partnership for the transferred common units.

        Until a common unit has been transferred on our books, we and the transfer agent may treat the record holder of the unit as the absolute owner for all purposes, except as otherwise required by law or stock exchange regulations.

 DESCRIPTION OF PREFERRED UNITS AND WARRANTS

Class B Preferred Units

        On June 13, 2017, we issued 8,400,000 of our 9.00% Class B Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units, liquidation preference $25.00 per Class B Preferred Unit, representing limited partner interests in us (the "Class B Preferred Units"). On July, 2, 2019, the Partnership issued 4,185,642 Class B Preferred Units in a private placement transaction pursuant to the terms of that certain Asset Purchase and Sale Agreement, dated as of May 13, 2019, by and among our wholly owned subsidiary, Mesquite Disposals Unlimited, LLC and Mesquite SWD, Inc.

        Distributions.    Distributions on the Class B Preferred Units are cumulative from date of issuance and will be payable quarterly in arrears on January 15, April 15, July 15 and October 15 of each year, when, as and if declared by our general partner out of legally available funds for such purpose. Distributions on the Class B Preferred Units are paid on an equal priority basis with distributions on outstanding parity securities, if any. Distributions are paid to holders of record as of the opening of business on the January 1, April 1, July 1 or October 1 next preceding the distribution payment date. The initial distribution rate for the Class B Preferred Units from and including the date of issuance to, but not including, July 1, 2022, will be 9.00% per annum of the $25.00 liquidation preference per unit (equal to $2.25 per Class B Preferred Unit per annum). On and after July 1, 2022, distributions on the Class B Preferred Units will accumulate for each quarterly distribution period at a percentage of the $25.00 liquidation preference equal to the applicable Class B Three-Month LIBOR (as defined in our partnership agreement) plus a spread of 721.3 basis points.

        No distribution may be declared or paid or set apart for payment on any junior securities (other than a distribution payable solely in junior securities), unless full cumulative distributions have been or contemporaneously are being paid or provided for on all outstanding Class B Preferred Units and any parity securities through the most recent respective distribution payment dates.

        Redemption.    At any time on or after July 1, 2022, we will have the right to redeem, in whole or in part, the Class B Preferred Units at a redemption price in cash of $25.00 per Class B Preferred Unit plus an amount equal to all accumulated and unpaid distributions thereon to, but not including, the date of redemption, regardless of whether declared. We must provide not less than 30 days' and not more than 60 days' advance written notice of any such redemption.

        Change of Control.    Upon the occurrence of a Class B Change of Control (as defined in our partnership agreement), we will have the right, at our option, to redeem the Class B Preferred Units, in whole or in part, within 120 days after the first date on which such Class B Change of Control occurred, by paying $25.00 per Class B Preferred Unit, plus all accumulated and unpaid distributions to, but not including, the date of redemption, regardless of whether declared. If, prior to the Class B Change of Control Conversion Date (as defined in our partnership agreement), we exercise our redemption rights relating to Class B Preferred Units, holders of the Class B Preferred Units that we elected to redeem will not have the conversion right related to a Class B Change of Control.

        Upon the occurrence of a Class B Change of Control, each holder of Class B Preferred Units will have the right (unless, prior to the Class B Change of Control Conversion Date, we provide notice of our election to redeem the Class B Preferred Units) to convert some or all of the Class B Preferred Units held by such holder on the Change of Class B Change of Control Conversion Date into a number of common units per Class B Preferred Unit to be converted equal to the lesser of (a) the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accumulated and unpaid distributions to, but not including, the Class B Change of Control Conversion Date (unless the Class B Change of Control Conversion Date is after a record date for a Class B Preferred Unit distribution payment and prior to the corresponding Class B Distribution Payment Date, in which case no additional amount for such accumulated and unpaid distribution will be included in this sum) by (ii) the common unit price, and (b) 3.63636, subject, in each case, to certain exceptions and adjustments.

        Voting.    The Class B Preferred Units will have no voting rights, except as set forth below or as otherwise provided by Delaware law. Unless we have received the affirmative vote or consent of the holders of at least two-thirds of the outstanding Class B Preferred Units, voting as a separate class, we cannot adopt any amendment to our partnership agreement that has a material adverse effect on the terms of the Class B Preferred Units. In addition, unless we have received the affirmative vote or consent of the holders of at least two-thirds of the outstanding Class B Preferred Units, voting as a single class with holders of any future parity securities upon which like voting rights have been conferred and are exercisable, we may not (a) create or issue any additional parity securities if the cumulative distributions payable on the then-outstanding Class B Preferred Units or parity securities are in arrears or (b) create or issue any senior securities. On any matter described above on which the holders of the Class B Preferred Units are entitled to vote as a class, such holders will be entitled to one vote per Class B Preferred Unit.

        Liquidation.    Any amounts distributed by us upon a liquidation will be made to our partners in accordance with their respective positive capital account balances. The holders of outstanding Class B Preferred Units will be specially allocated items of our gross income and gain in a manner designed to achieve, in the event of any liquidation, dissolution or winding up of the Partnership's affairs, whether voluntary or involuntary, a capital account balance equal to the liquidation preference of $25.00 per Class B Preferred Unit (subject to adjustment for any splits, combinations or similar adjustment to the Class B Preferred Units). However, if the amount of the our gross income and gain available to be specially allocated to the Class B Preferred Units is not sufficient to cause the capital account of a Class B Preferred Unit to equal the liquidation preference of a Class B Preferred Unit, then the amount that a holder of Class B Preferred Units would receive upon liquidation may be less than the Class B Preferred Unit liquidation preference. Any accumulated and unpaid distributions on the Class B Preferred Units will be paid prior to any distributions in liquidation made in accordance with capital accounts.

Class C Preferred Units

        On April 2, 2019, we issued 1,800,000 of our 9.625% Class C Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units, liquidation preference $25.00 per Class C Preferred Unit, representing limited partner interests in us (the "Class C Preferred Units").

        Distributions.    Distributions on the Class C Preferred Units are cumulative from date of issuance and will be payable quarterly in arrears on January 15, April 15, July 15 and October 15 of each year, when, as and if declared by our general partner out of legally available funds for such purpose. Distributions on the Class C Preferred Units are paid on an equal priority basis with distributions on outstanding parity securities, if any. Distributions are paid to holders of record as of the opening of business on the January 1, April 1, July 1 or October 1 next preceding the distribution payment date. The initial distribution rate for the Class C Preferred Units from and including the date of issuance to, but not including, April 15, 2024, will be 9.625% per annum of the $25.00 liquidation preference per Class C Preferred Unit (equal to $2.40625 per Class C Preferred Unit per annum). On and after April 15, 2024, distributions on the Class C Preferred Units will accumulate for each quarterly distribution period at a percentage of the $25.00 liquidation preference equal to the applicable Class C Three-Month LIBOR (as defined in our partnership agreement) plus a spread of 738.4 basis points.

        No distribution may be declared or paid or set apart for payment on any junior securities (other than a distribution payable solely in junior securities), unless full cumulative distributions have been or contemporaneously are being paid or provided for on all outstanding Class C Preferred Units and any parity securities through the most recent respective distribution payment dates.

        Redemption.    At any time on or after April 15, 2024, we will have the right to redeem, in whole or in part, the Class C Preferred Units at a redemption price in cash of $25.00 per Class C Preferred Unit plus an amount equal to all accumulated and unpaid distributions thereon to, but not including, the date of redemption, regardless of whether declared. We must provide not less than 30 days' and not more than 60 days' advance written notice of any such redemption.

        Change of Control.    Upon the occurrence of a Class C Change of Control (as defined in our partnership agreement), we will have the right, at our option, to redeem the Class C Preferred Units, in whole or in part, within 120 days after the first date on which such Class C Change of Control occurred, by paying $25.00 per Class C Preferred Unit, plus all accumulated and unpaid distributions to, but not including, the date of redemption, regardless of whether declared. If, prior to the Class C Change of Control Conversion Date (as defined in our partnership agreement), we exercise our redemption rights relating to Class C Preferred Units, holders of the Class C Preferred Units that we elected to redeem will not have the conversion right related to a Class C Change of Control.

        Upon the occurrence of a Class C Change of Control, each holder of Class C Preferred Units will have the right (unless, prior to the Class C Change of Control Conversion Date, we provide notice of our election to redeem the Class C Preferred Units) to convert some or all of the Class C Preferred Units held by such holder on the Change of Class C Change of Control Conversion Date into a number of common units per Class C Preferred Unit to be converted equal to the lesser of (a) the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accumulated and unpaid distributions to, but not including, the Class C Change of Control Conversion Date (unless the Class C Change of Control Conversion Date is after a record date for a Class C Preferred Unit distribution payment and prior to the corresponding Class C Distribution Payment Date, in which case no additional amount for such accumulated and unpaid distribution will be included in this sum) by (ii) the common unit price, and (b) 3.5791, subject, in each case, to certain exceptions and adjustments.

        Voting.    The Class C Preferred Units will have no voting rights, except as set forth below or as otherwise provided by Delaware law. Unless we have received the affirmative vote or consent of the holders of at least two-thirds of the outstanding Class C Preferred Units, voting as a separate class, we cannot adopt any amendment to our partnership agreement that has a material adverse effect on the terms of the Class C Preferred Units. In addition, unless we have received the affirmative vote or consent of the holders of at least two-thirds of the outstanding Class C Preferred Units, voting as a single class with holders of any future parity securities upon which like voting rights have been conferred and are exercisable, we may not (a) create or issue any additional parity securities if the cumulative distributions payable on the then-outstanding Class C Preferred Units or parity securities are in arrears or (b) create or issue any senior securities. On any matter described above on which the holders of the Class C Preferred Units are entitled to vote as a class, such holders will be entitled to one vote per Class C Preferred Unit.

        Liquidation.    Any amounts distributed by us upon a liquidation will be made to our partners in accordance with their respective positive capital account balances. The holders of outstanding Class C Preferred Units will be specially allocated items of our gross income and gain in a manner designed to achieve, in the event of any liquidation, dissolution or winding up of the Partnership's affairs, whether voluntary or involuntary, a capital account balance equal to the liquidation preference of $25.00 per Class C Preferred Unit (subject to adjustment for any splits, combinations or similar adjustment to the Class C Preferred Units). However, if the amount of the our gross income and gain available to be specially allocated to the Class C Preferred Units is not sufficient to cause the capital account of a Class C Preferred Unit to equal the liquidation preference of a Class C Preferred Unit, then the amount that a holder of Class C Preferred Units would receive upon liquidation may be less than the Class C Preferred Unit liquidation preference. Any accumulated and unpaid distributions on the

Class C Preferred Units will be paid prior to any distributions in liquidation made in accordance with capital accounts.

Class D Preferred Units

        On July 2, 2019, we issued 400,000 of our Class D Preferred Units, representing limited partner interests in us (the "Class D Initial Preferred Units") and on October 31, 2019, we issued 200,000 of our Class D Preferred Units, representing limited partner interests in us (the "Class D Additional Preferred Units," and, together with the Class D Initial Preferred Units, the "Class D Preferred Units").

        Distributions.    Each holder of Class D Preferred Units will be entitled to receive a cumulative, quarterly distribution in arrears on each Class D Preferred Unit then held by such holder at an annual rate of (i) 9.00% per annum for all periods during which the Class D Preferred Units are outstanding beginning on July 2, 2019 with respect to the Class D Initial Preferred Units and October 31, 2019 with respect to the Class D Additional Preferred Units, in each case, ending on the date and including the last day of the eleventh full quarter following July 2, 2019, (ii) 10.00% per annum for all periods during which the Class D Preferred Units are outstanding beginning on and including the first day of the twelfth full quarter following July 2, 2019 and ending on the last day of the nineteenth full quarter following July 2, 2019, and (iii) thereafter, 10.00% per annum or, at the holders' election from time to time, a floating rate equal to the applicable three-month LIBOR, plus 7.00% per annum.

        Redemption.    At any time after July 2, 2019, we have the right to redeem all of the outstanding Class D Preferred Units at a price per Class D Preferred Unit equal to the sum of the then-unpaid accumulations with respect to such Preferred Unit and the greater of either the applicable multiple on invested capital or the applicable redemption price based on an applicable internal rate of return, as more fully described in our partnership agreement. At any time on or after the eighth anniversary of July 2, 2019, each holder of Class D Preferred Units will have the right to require us to redeem on a date not prior to the 180th day after such anniversary all or a portion of the Class D Preferred Units then held by such holder for the then-applicable redemption price, which may be paid in cash or, at our election, a combination of cash and a number of common units not to exceed one-half of the aggregate then-applicable redemption price, as more fully described in our partnership agreement.

        Change of Control.    Upon a Class D Change of Control (as defined in our partnership agreement), each holder of Class D Preferred Units will have the right require us to redeem the Class D Preferred Units then held by such holder at a price per Class D Preferred Unit equal to the then-applicable redemption price.

        Voting.    The Class D Preferred Units generally will not have any voting rights, except with respect to certain matters which require the vote of the Class D Preferred Units. The Class D Preferred Units generally do not have any voting rights, except that the Class D Preferred Units shall be entitled to vote as a separate class on any matter on which unitholders are entitled to vote that adversely affects the rights, powers, privileges or preferences of the Class D Preferred Units in relation to other classes of Partnership Interests (as defined in our partnership agreement) or as required by law. The consent of a majority of the then-outstanding Class D Preferred Units, with one vote per Class D Preferred Unit, shall be required to approve any matter for which the holders of Class D Preferred Units are entitled to vote as a separate class or the consent of the representative of such holders, as applicable.

        Liquidation.    Upon a liquidation, each holder of Class D Preferred Units shall be entitled to receive, in respect of each Class D Preferred Unit then owned, a liquidation preference equal to the greater of the applicable redemption price and the Class D Stated Value (as defined in our partnership agreement) of such Class D Preferred Unit on such date.

Warrants

        On July 2, 2019, we issued 17,000,000 warrants which are exercisable for, in the aggregate, 17,000,000 common units (the "Initial Warrants"). Initial Warrants to purchase 10,000,000 common units were issued with an exercise price of $17.45 per common unit (subject to customary adjustments), and the remaining Initial Warrants to purchase 7,000,000 common units were issued with an exercise price of $14.54 per common unit (subject to customary adjustments). On October 31, 2019, we issued 8,500,000 warrants which are exercisable for, in the aggregate, 8,500,000 common units (the "Additional Warrants," and together with the Initial Warrants, the "warrants"). Additional Warrants to purchase 5,000,000 common units were issued with an exercise price of $16.28 per common unit (subject to customary adjustments), and the remaining Additional Warrants to purchase 3,500,000 common units were issued with an exercise price of $13.56 per common unit (subject to customary adjustments). The warrants may be exercised from and after the first anniversary of their respective issuance dates, subject to certain terms and conditions set forth in the warrants. Notwithstanding the foregoing, upon the occurrence of a Class D Change of Control (as defined in our partnership agreement), all unvested warrants shall immediately vest and be exercisable in full. Unexercised warrants will expire on the tenth anniversary of their respective issuance dates. The warrants will not participate in cash distributions by us.

Registration Rights

        We have entered into an amended and restated registration rights agreement (the "Registration Rights Agreement") with the purchasers of the Class D Preferred Units and warrants, pursuant to which we agreed to register for resale the Class D Preferred Units and the common units issued or issuable upon of the warrants (the "registrable securities"). In addition, the Registration Rights Agreement grants the holders of registrable securities piggyback registration rights under certain circumstances. These registration rights are transferable to affiliates of the initial purchasers and, in certain circumstances, to third parties. Pursuant to the Registration Rights Agreement, within 180 days of the date the Class D Preferred Units and warrants were initially issued, we are required to prepare and file a registration statement to permit the public resale of the registrable securities, as well as any common units issued in lieu of cash as liquidated damages under the Registration Rights Agreement, as described below. We are also required to use our commercially reasonable efforts to cause such registration statement to become effective no later than 360 days after the date the Class D Preferred Units and warrants were initially issued.

OUR PARTNERSHIP AGREEMENT

        We have summarized below selected provisions of our partnership agreement. However, because this summary is not complete it is subject to and is qualified in its entirety by reference to our partnership agreement. We suggest that you read the complete text of our partnership agreement, which we have incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. The following provisions of our partnership agreement are summarized elsewhere in this prospectus: distributions of our available cash are described under "Cash Distribution Policy;" allocations of taxable income and other tax matters are described under "Material U.S. Federal Income Tax Considerations;" and rights of holders of common units, preferred units and warrants are described under "Description of Common Units" and "Description of Preferred Units and Warrants."

Organization and Duration

        Our partnership was organized in September 2010 and will have a perpetual existence.

Purpose

        Our purpose, as set forth in our partnership agreement, is limited to any business activity that is approved by our general partner and that lawfully may be conducted by a limited partnership organized under Delaware law; provided, that our general partner shall not cause us to engage, directly or indirectly, in any business activity that the general partner determines would be reasonably likely to cause us to be treated as an association taxable as a corporation or otherwise taxable as an entity for federal income tax purposes.

        Although our general partner has the ability to cause us and our subsidiaries to engage in activities other than the businesses that we currently conduct, our general partner has no obligation to do so and may decline to do so free of any fiduciary duty or obligation whatsoever to us or the limited partners, including any duty to act in good faith or in the best interests of us or the limited partners. Our general partner is generally authorized to perform all acts it determines to be necessary or appropriate to carry out our purposes and to conduct our business.

Cash Distributions

        Our partnership agreement specifies the manner in which we will make cash distributions to holders of our common units, preferred units and other partnership securities as well as to our general partner in respect of its general partner interest and its incentive distribution rights. For a description of these cash distribution provisions, see "Our Cash Distribution Policy."

Capital Contributions

        Unitholders are not obligated to make additional capital contributions, except as described below under "—Limited Liability."

        For a discussion of our general partner's right to contribute capital to maintain its 0.1% general partner interest if we issue additional units, please read "—Issuance of Additional Partnership Interests."

Voting Rights

        The following is a summary of the unitholder vote required for approval of the matters specified below. Matters that require the approval of a "common unit majority" require the approval of a majority of the common units, and matters that require the approval of either the Class B Preferred Units or Class C Preferred Units require the approval of two thirds of the applicable class of preferred units, voting separately as a class, with one vote per Class B or Class C Preferred Unit, as applicable.

Certain matters that require the approval of the Class D Preferred Unit Representative (as defined in our partnership agreement), acting on behalf the holders of a majority of the outstanding Class D Preferred Units, voting separately as a class with one vote per Class D Preferred Unit.

        In voting their common units, our general partner and its affiliates will have no fiduciary duty or obligation whatsoever to us or the limited partners, including any duty to act in good faith or in the best interests of us or the limited partners.

Action	Voting Right
Issuance of additional units	No approval right in respect of common unit issuances. Approval of at least two thirds of each of the outstanding Class B Preferred Units and Class C Preferred Units, voting as a single class, and the consent of the Class D Preferred Unit Representative is required for issuance of any senior securities. Approval of at least two thirds of each of the outstanding Class B Preferred Units and Class C Preferred Units, voting as a single class, is required for any issuance of parity securities if cumulative distributions payable on our then-outstanding parity securities are in arrears. At all times, the consent of the Class D Preferred Unit Representative is required to issue additional Class D Preferred Units and parity securities.
Amendment of our partnership agreement

Certain amendments may be made by our general partner without the approval of the unitholders. Other amendments generally require the approval of a common unit majority and/or two thirds of each of our outstanding Class B Preferred Units and Class C Preferred Units and/or the Class D Preferred Unit Representative. See "—Amendment of our Partnership Agreement."

Merger of our partnership or the sale of all or substantially all of our assets	Common unit majority in certain circumstances. See "—Merger, Consolidation, Conversion, Sale or Other Disposition of Assets."
Dissolution of our partnership	Common unit majority. Please read "—Dissolution."
Continuation of our business upon dissolution	Common unit majority. Please read "—Dissolution."
Withdrawal of our general partner

Prior to the first day of the first quarter beginning after May 17, 2021 (tenth anniversary of the closing date of our initial public offering), the approval of a common unit majority, excluding common units held by our general partner and its affiliates, is generally required for the withdrawal of our general partner. See "—Withdrawal or Removal of Our General Partner."

Removal of our general partner	Not less than 66 2/3% of the outstanding units, including units held by our general partner and its affiliates. See "—Withdrawal or Removal of Our General Partner."

Action	Voting Right
Transfer of our general partner interest

Our general partner may transfer all, but not less than all, of its general partner interest in us without a vote of our unitholders to an affiliate or another person in connection with its merger or consolidation with or into, or sale of all or substantially all of its assets to, such person. The approval of a common unit majority, excluding common units held by our general partner and its affiliates, is required in other circumstances for a transfer of the general partner interest to a third party prior to the first day of the first quarter beginning after May 17, 2021 (tenth anniversary of the closing date of our initial public offering). See "—Transfer of General Partner Interest."

Transfer of incentive distribution rights

No approval rights after the first day of the first quarter beginning after May 17, 2021 (tenth anniversary of the closing date of our initial public offering) and limited approval rights prior to that time. See "—Transfer of Incentive Distribution Rights."

Transfer of ownership interests in our general partner	No approval required at any time. See "—Transfer of Ownership Interests in the General Partner."

        If any person or group other than our general partner and its affiliates acquires beneficial ownership of 20% or more of any class of units, that person or group loses voting rights on all of its units. This loss of voting rights does not apply to: (i) any person or group that acquired the units from our general partner or its affiliates; (ii) any person or group that acquired the units directly or indirectly from our general partner of its affiliates, provided that our general partner notifies such transferees that the limitation does not apply; (iii) any person or group that acquired 20% or more of any class of units with the prior approval of the general partner; (iv) the initial purchasers of the Class D Preferred Units or their permitted affiliates with respect to their ownership (beneficial or of record) of the Class D Preferred Units or the warrants (or the common units issued on exercise thereof); or (v) any holder of preferred units in connection with any vote, consent or approval of the holders of the preferred units as a separate class or together with any parity securities as a single class.

Applicable Law; Forum, Venue and Jurisdiction

        Our partnership agreement is governed by Delaware law. Our partnership agreement requires that any claims, suits, actions or proceedings:

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  arising out of or relating in any way to our partnership agreement (including any claims, suits or actions to interpret, apply or enforce the provisions of our partnership agreement or the duties, obligations or liabilities among limited partners or of limited partners, or the rights or powers of, or restrictions on, the limited partners or us);

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  brought in a derivative manner on our behalf;

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  asserting a claim of breach of a fiduciary duty owed by any director, officer, or other employee of us or our general partner, or owed by our general partner, to us or the limited partners;

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  asserting a claim arising pursuant to any provision of the Delaware LP Act; and

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  asserting a claim governed by the internal affairs doctrine shall be exclusively brought in the Court of Chancery of the State of Delaware, in each case regardless of whether such claims, suits, actions or proceedings sound in contract, tort, fraud or otherwise, are based on common law, statutory, equitable, legal or other grounds, or are derivative or direct claims.

        By purchasing a common unit, a limited partner is irrevocably consenting to these limitations and provisions regarding claims, suits, actions or proceedings and submitting to the exclusive jurisdiction of the Court of Chancery of the State of Delaware in connection with any such claims, suits, actions or proceedings.

Limited Liability

        Assuming that a limited partner does not participate in the control of our business within the meaning of the Delaware LP Act and that it otherwise acts in conformity with the provisions of our partnership agreement, the limited partner's liability under the Delaware LP Act will be limited, subject to possible exceptions, to the amount of capital such limited partner is obligated to contribute to us for its common units plus its share of any undistributed profits and assets. However, if it were determined that the right, or exercise of the right, by the limited partners as a group:

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  to remove or replace our general partner;

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  to approve some amendments to our partnership agreement; or

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  to take other action under our partnership agreement;

constituted "participation in the control" of our business for the purposes of the Delaware LP Act, then the limited partners could be held personally liable for our obligations under the laws of Delaware, to the same extent as our general partner. This liability would extend to persons who transact business with us under the reasonable belief that the limited partner is a general partner. Neither our partnership agreement nor the Delaware LP Act specifically provides for legal recourse against our general partner if a limited partner were to lose limited liability through any fault of our general partner. While this does not mean that a limited partner could not seek legal recourse, we know of no precedent for this type of a claim in Delaware case law.

        Under the Delaware LP Act, a limited partnership may not make a distribution to a partner if, after the distribution, all liabilities of the limited partnership, other than liabilities to partners on account of their partnership interests and liabilities for which the recourse of creditors is limited to specific property of the partnership, would exceed the fair value of the assets of the limited partnership. Neither liabilities to partners on account of their partnership interests nor liabilities that are nonrecourse to the partnership are counted for purposes of determining whether a distribution is permitted. For the purpose of determining the fair value of the assets of a limited partnership, the Delaware LP Act provides that the fair value of property subject to liability for which recourse of creditors is limited shall be included in the assets of the limited partnership only to the extent that the fair value of that property exceeds the nonrecourse liability. The Delaware LP Act provides that a limited partner who receives a distribution and knew at the time of the distribution that the distribution was in violation of the Delaware LP Act shall be liable to the limited partnership for the amount of the distribution for three years. Under the Delaware LP Act, a substituted limited partner of a limited partnership is liable for the obligations of its assignor to make contributions to the partnership, except that such person is not obligated for liabilities unknown to it at the time it became a limited partner and that could not be ascertained from our partnership agreement.

        Our subsidiaries conduct business in numerous states and we may have subsidiaries that conduct business in other states in the future. Maintenance of our limited liability as a member of the operating company may require compliance with legal requirements in the jurisdictions in which the operating company conducts business, including qualifying our subsidiaries to do business there.

        Limitations on the liability of members or limited partners for the obligations of a limited liability company or limited partnership have not been clearly established in many jurisdictions. If, by virtue of our ownership interest in our operating company or otherwise, it were determined that we were conducting business in any state without compliance with the applicable limited partnership or limited liability company statute, or that the right or exercise of the right by the limited partners as a group to remove or replace our general partner, to approve some amendments to our partnership agreement, or to take other action under our partnership agreement constituted "participation in the control" of our business for purposes of the statutes of any relevant jurisdiction, then the limited partners could be held personally liable for our obligations under the law of that jurisdiction to the same extent as our general partner under the circumstances. We will operate in a manner that our general partner considers reasonable and necessary or appropriate to preserve the limited liability of the limited partners.

Issuance of Additional Partnership Interests

        Our partnership agreement authorizes us to issue an unlimited number of additional partnership interests and options, rights, warrants and appreciation rights relating to partnership interests for the consideration and on the terms and conditions determined by our general partner without the approval of the unitholders, except as described herein.

        We have and may continue to fund acquisitions through the issuance of additional common units or other partnership interests. Holders of any additional common units we issue will be entitled to share equally with the then-existing holders of common units in our distributions of available cash (subject to certain waivers of distributions that parties have or may agree to in the future). In addition, the issuance of additional common units or other partnership interests may dilute the value of the interests of the then-existing holders of common units in our net assets.

        In accordance with Delaware law and the provisions of our partnership agreement, we may also issue additional partnership interests that, as determined by our general partner, may have special voting rights to which the common units are not entitled or may have other preferences, rights, powers and duties, which may be senior to existing classes and series of partnership interests. In addition, our partnership agreement does not prohibit our subsidiaries from issuing equity securities, which may effectively rank senior to the common units.

        Approval of at least two thirds of each of the outstanding Class B Preferred Units and Class C Preferred Units, voting as a single class, and the consent of the Class D Preferred Unit Representative is required for issuance of any senior securities. Approval of at least two thirds of each of the outstanding Class B Preferred Units and Class C Preferred Units, voting as a single class, is required for any issuance of parity securities if cumulative distributions on our then-outstanding parity securities are in arrears. At all times, the consent of the Class D Preferred Unit Representative is required to issue parity securities unless we use the proceeds from an offering of parity securities to redeem a class or series of outstanding parity securities.

        Upon issuance of additional partnership interests (other than the issuance of common units upon a reset of the incentive distribution rights) our general partner will be entitled, but not required, to make additional capital contributions to the extent necessary to maintain its 0.1% general partner interest in us. Our general partner's 0.1% general partner interest in us will be reduced if we issue additional units in the future (other than in those circumstances described above) and our general partner does not contribute a proportionate amount of capital to us to maintain its 0.1% general partner interest. Moreover, our general partner will have the right, which it may from time to time assign in whole or in part to any of its affiliates or the beneficial owners thereof or any of their respective affiliates, to purchase common units or other partnership interests whenever, and on the same terms that, we issue those interests to persons other than our general partner and its affiliates and such beneficial owners, to the extent necessary to maintain the percentage interest of our general partner and its affiliates and such beneficial owners or any of their respective affiliates, including such interest represented by common units, that existed immediately prior to each issuance.

        The holders of common units will not have preemptive rights under our partnership agreement to acquire additional common units or other partnership interests.

Amendment of the Partnership Agreement

        General.    Amendments to our partnership agreement may be proposed only by or with the consent of our general partner. However, to the full extent permitted by law, our general partner will have no duty or obligation to propose any amendment and may decline to do so free of any fiduciary duty or obligation whatsoever to us or the limited partners, including any duty to act in good faith or in the best interests of us or the limited partners. To adopt a proposed amendment, other than the amendments discussed below, our general partner is required to seek written approval of the holders of the number of units required to approve the amendment or to call a meeting of the limited partners to consider and vote upon the proposed amendment. Except as described below, an amendment must be approved by a unit majority.

        Prohibited Amendments.    No amendment may be made that would:

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  enlarge the obligations of any limited partner without its consent, unless approved by at least a majority of the type or class of limited partner interests so affected; or

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  enlarge the obligations of, restrict, change or modify in any way any action by or rights of, or reduce in any way the amounts distributable, reimbursable or otherwise payable by us to our general partner or any of its affiliates without the consent of our general partner, which consent may be given or withheld at its option.

        The provision of our partnership agreement preventing the amendments having the effects described in the clauses above can be amended upon the approval of the holders of at least 90.0% of the outstanding units (including units owned by our general partner and its affiliates).

        Without the consent of (i) at least two thirds of the Class B Preferred Units or Class C Preferred Units, as applicable, or (ii) the Class D Preferred Unit Representative, as applicable, no amendment to our partnership agreement may be made that would:

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  adversely alter or change the rights, powers, privileges or preferences or duties and obligations of the preferred units; or

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  modify the terms of the preferred units.

        No Unitholder Approval.    Our general partner may generally make amendments to our partnership agreement without the approval of any limited partner to reflect:

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  a change in our name, the location of our principal place of business, our registered agent or our registered office;

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  the admission, substitution, withdrawal or removal of partners in accordance with our partnership agreement;

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  a change that our general partner determines to be necessary or appropriate to qualify or continue our qualification as a limited partnership or a partnership in which the limited partners have limited liability under the laws of any state or to ensure that neither we nor any of our subsidiaries will be treated as an association taxable as a corporation or otherwise taxed as an entity for federal income tax purposes (to the extent not already so treated);

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  an amendment that is necessary, in the opinion of our counsel, to prevent us or our general partner or its directors, officers, agents or trustees from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, the Investment Advisers Act of 1940, as amended, or "plan asset" regulations adopted under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not substantially similar to plan asset regulations currently applied or proposed;

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  an amendment that our general partner determines to be necessary or appropriate in connection with the creation, authorization or issuance of additional partnership interests and options, rights, warrants and appreciation rights relating to the partnership interests;

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  any amendment expressly permitted in our partnership agreement to be made by our general partner acting alone;

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  an amendment effected, necessitated or contemplated by a merger agreement that has been approved under the terms of our partnership agreement;

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  any amendment that our general partner determines to be necessary or appropriate for the formation by us of, or our investment in, any corporation, partnership, joint venture, limited liability company or other entity, as otherwise permitted by our partnership agreement;

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  a change in our fiscal year or taxable year and related changes;

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  conversions into, mergers with or conveyances to another limited liability entity that is newly formed and has no assets, liabilities or operations at the time of the conversion, merger or conveyance other than those it receives by way of the conversion, merger or conveyance; or

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  any other amendments substantially similar to any of the matters described in the clauses above or the following paragraph.

        Our general partner may also make amendments to our partnership agreement, without the approval of any limited partner, if our general partner determines that those amendments:

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  do not adversely affect in any material respect the limited partners (or any particular class of limited partners);

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  are necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute (including the Delaware LP Act);

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  are necessary or appropriate to facilitate the trading of units or to comply with any rule, regulation, guideline or requirement of any securities exchange on which the units are or will be listed for trading;

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  are necessary or appropriate for any action taken by our general partner relating to splits or combinations of partnership interests under the provisions of our partnership agreement; or

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  are required to effect the intent of the provisions of our partnership agreement or are otherwise contemplated by our partnership agreement.

        Opinion of Counsel and Unitholder Approval.    Our general partner will not be required to obtain an opinion of counsel that an amendment will not result in a loss of limited liability to the limited partners or result in our being treated as an entity for federal income tax purposes in connection with any of the amendments described above under "—No Unitholder Approval." No other amendments to our partnership agreement will become effective without the approval of holders of at least 90.0% of the outstanding units voting as a single class unless we first obtain an opinion of counsel to the effect that the amendment will not affect the limited liability under applicable law of any of our limited partners.

        In addition to the above restrictions, any amendment that would have a material adverse effect on the rights or preferences of any type or class of outstanding units in relation to other classes of units will require the approval of at least a majority of the type or class of units so affected. Any amendment that reduces the voting percentage required to take any action and any amendment which increases the voting percentage for the removal of our general partner or the calling of a special meeting must be approved by the affirmative vote of limited partners whose aggregate outstanding units constitute not less than the voting requirement sought to be reduced or increased, as applicable.

Merger, Consolidation, Conversion, Sale or Other Disposition of Assets

        A merger, consolidation or conversion of us requires the prior consent of our general partner. However, to the fullest extent permitted by law, our general partner will have no duty or obligation to consent to any merger, consolidation or conversion and may decline to do so free of any fiduciary duty or obligation whatsoever to us or the limited partners, including any duty to act in good faith or in the best interest of us or the limited partners.

        In addition, our partnership agreement generally prohibits our general partner, without the prior approval of a unit majority, from causing us to sell, exchange or otherwise dispose of all or substantially all of our assets in a single transaction or a series of related transactions. Our general partner may, however, in our best interests, mortgage, pledge, hypothecate or grant a security interest in all or substantially all of our assets without such approval. Our general partner may also sell all or substantially all of our assets under a foreclosure or other realization upon those encumbrances without such approval. Finally, our general partner may consummate any merger without the prior approval of our unitholders if we are the surviving entity in the transaction, our general partner has received an opinion of counsel regarding limited liability and tax matters, the transaction would not result in an amendment to our partnership agreement (other than an amendment that the general partner could adopt without the consent of the limited partners), each of our units outstanding immediately prior to the transaction will be a substantially identical unit of our partnership following the transaction and the partnership interests to be issued do not exceed 20% of our outstanding partnership interests (other than the incentive distribution rights) immediately prior to the transaction.

        If the conditions specified in our partnership agreement are satisfied, our general partner may convert us or any of our subsidiaries into a new limited liability entity or merge us or any of our subsidiaries into, or convey all of our assets to, a newly formed entity, if the sole purpose of that conversion, merger or conveyance is to effect a mere change in our legal form into another limited liability entity, our general partner has received an opinion of counsel regarding limited liability and tax matters and the governing instruments of the new entity provide the limited partners and our general partner with the same rights and obligations as contained in our partnership agreement. Our unitholders are not entitled to dissenters' rights of appraisal under our partnership agreement or applicable Delaware law in the event of a conversion, merger or consolidation, a sale of substantially all of our assets or any other similar transaction or event.

Dissolution

        We will continue as a limited partnership until dissolved under our partnership agreement. We will dissolve upon:

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  the election of our general partner to dissolve us, if approved by the holders of common units representing a common unit majority;

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  there being no limited partners, unless we are continued without dissolution in accordance with applicable Delaware law;

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  the entry of a decree of judicial dissolution of our partnership; or

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  the withdrawal or removal of our general partner or any other event specified in our partnership agreement that results in its ceasing to be our general partner other than by reason of a transfer of its general partner interest in accordance with our partnership agreement or its withdrawal or removal following the approval and admission of a successor.

        Upon a dissolution under the last clause above, the holders of a common unit majority may also elect, within specific time limitations, to continue our business on the same terms and conditions described in our partnership agreement by appointing as a successor general partner an entity approved by the holders of a common unit majority, subject to our receipt of an opinion of counsel to the effect that:

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  the action would not result in the loss of limited liability under Delaware law of any limited partner; and

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  neither our partnership nor any of our subsidiaries would be treated as an association taxable as a corporation or otherwise be taxable as an entity for federal income tax purposes upon the exercise of that right to continue (to the extent not already so treated or taxed).

Liquidation and Distribution of Proceeds

        Upon our dissolution, unless our business is continued, the liquidator authorized to wind up our affairs will, acting with all of the powers of our general partner that are necessary or appropriate, liquidate our assets and apply the proceeds of the liquidation as described in the partnership agreement. The liquidator may defer liquidation or distribution of our assets for a reasonable period of time or distribute assets to partners in kind if it determines that a sale would be impractical or would cause undue loss to our partners.

Withdrawal or Removal of Our General Partner

        Except as described below, our general partner has agreed not to withdraw voluntarily as our general partner prior to 11:59 p.m. Central Time on the first day of the first quarter beginning after May 17, 2021 (the tenth anniversary of the closing date of our initial public offering) without obtaining the approval of a common unit majority, excluding common units held by our general partner and its affiliates, and furnishing an opinion of counsel regarding limited liability and tax matters. On or after 11:59 p.m. Central Time on the first day of the first quarter beginning after May 17, 2021 (the tenth anniversary of the closing date of our initial public offering), our general partner may withdraw as general partner without first obtaining approval of any unitholder by giving 90 days' written notice, and that withdrawal will not constitute a violation of our partnership agreement. Notwithstanding the information above, our general partner may withdraw without unitholder approval upon 90 days' notice to the limited partners if at least 50% of the outstanding common units are held or controlled by one person and its affiliates, other than our general partner and its affiliates. In addition, our partnership agreement permits our general partner, in some instances, to sell or otherwise transfer all of its general partner interest in us without the approval of the unitholders. See "—Transfer of General Partner Interest" and "—Transfer of Incentive Distribution Rights."

        Upon withdrawal of our general partner under any circumstances, other than as a result of a transfer by our general partner of all or a part of its general partner interest in us, the holders of a unit majority may select a successor to that withdrawing general partner to continue the business of the partnership. If a successor is not elected, or is elected but an opinion of counsel regarding limited liability and tax matters cannot be obtained, we will be dissolved, wound up and liquidated, unless within a specified period after that withdrawal, the holders of a unit majority agree in writing to continue our business and to appoint a successor general partner. Please read "—Dissolution."

        Our general partner may not be removed unless that removal is approved by the vote of the holders of not less than 66 2/3% of the outstanding units, voting together as a single class, including units held by our general partner and its affiliates, and we receive an opinion of counsel regarding limited liability and tax matters. Any removal of our general partner is also subject to the approval of a successor general partner by the vote of a unit majority (including units held by our general partner and its affiliates). The ownership of more than 33 1/3% of the outstanding units by our general partner and its affiliates gives them the practical ability to prevent our general partner's removal.

        In the event of the removal of our general partner under circumstances where cause exists or withdrawal of our general partner where that withdrawal violates our partnership agreement, a successor general partner will have the option to purchase the general partner interest and incentive distribution rights of the departing general partner for a cash payment equal to the fair market value of those interests. Under all other circumstances where our general partner withdraws or is removed by the limited partners, the departing general partner will have the option to require the successor general partner to purchase the general partner interest and the incentive distribution rights of the departing general partner or its affiliates for fair market value. In each case, this fair market value will be determined by agreement between the departing general partner and the successor general partner. If no agreement is reached, an independent investment banking firm or other independent expert selected by the departing general partner and the successor general partner will determine the fair market value. Or, if the departing general partner and the successor general partner cannot agree upon an expert, then an expert chosen by agreement of the experts selected by each of the departing general partner and the successor general partner will determine the fair market value.

        If the option to purchase described above is not exercised by either the departing general partner or the successor general partner, the departing general partner's general partner interest and all of its or its affiliates' incentive distribution rights will automatically convert into common units equal to the fair market value of those interests as determined by an investment banking firm or other independent expert selected in the manner described in the preceding paragraph.

        In addition, we will be required to reimburse the departing general partner for all amounts due the departing general partner, including, without limitation, all employee-related liabilities, including severance liabilities incurred as a result of the termination of any employees employed for our benefit by the departing general partner or its affiliates.

Transfer of General Partner Interest

        Prior to the first day of the first quarter beginning after May 17, 2021 (the tenth anniversary of the closing date of our initial public offering), except for transfer by our general partner of all, but not less than all, of its general partner interest to (i) an affiliate of our general partner (other than an individual) or (ii) another entity as part of the merger or consolidation of our general partner with or into another entity or the transfer by our general partner of all or substantially all of its assets to another entity, our general partner may not transfer all or any of its general partner interest to another person without the approval of a common unit majority, excluding common units held by our general partner and its affiliates. On or after the first day of the first quarter beginning after May 17, 2021 (the tenth anniversary of the closing date of our initial public offering), our general partner may transfer all or any part of its general partner interest in us to another person without the approval of the unitholders. As a condition of this transfer, the transferee must, among other things, assume the rights and duties of our general partner, agree to be bound by the provisions of our partnership agreement and furnish an opinion of counsel regarding limited liability and tax matters.

        Our general partner may, at any time, transfer common units to one or more persons, without unitholder approval.

Transfer of Ownership Interests in the General Partner

        At any time, the owners of our general partner may sell or transfer all or part their ownership interests in our general partner to an affiliate or a third party without unitholder approval.

Transfer of Incentive Distribution Rights

        Prior to the first day of the first quarter beginning after May 17, 2021 (the tenth anniversary of the closing date of our initial public offering), the consent of a unit majority (excluding common units held by our general partner and its affiliates) will be required to transfer the incentive distribution rights, except for transfers to an affiliate or to another person as part of our general partner's merger or consolidation, sale of all or substantially all of its assets, the sale of all of the ownership interests in our general partner, the pledge, encumbrance, hypothecation or mortgage of the incentive distribution rights in favor of a person providing bona-fide debt financing to such holder as security or collateral for such debt financing and the transfer of incentive distribution rights in connection with exercise of any remedy of such person in connection therewith. After the expiration of this period, the incentive distribution rights may be freely transferred.

Change of Management Provisions

        Our partnership agreement contains specific provisions that are intended to discourage a person or group from attempting to remove NGL Energy Holdings LLC as our general partner or from otherwise changing our management. Please read "—Withdrawal or Removal of Our General Partner" for a discussion of certain consequences of the removal of our general partner. If any person or group, other than our general partner and its affiliates, acquires beneficial ownership of 20% or more of any class of units, that person or group loses voting rights on all of its units. This loss of voting rights does not apply in certain circumstances. Please read "—Meetings; Voting."

Limited Call Right

        If at any time our general partner and its affiliates own more than 80% of the then-issued and outstanding limited partner interests of any class, our general partner will have the right, which it may assign in whole or in part to any of its affiliates or beneficial owners thereof or to us, to acquire for cash all, but not less than all, of the limited partner interests of the class held by unaffiliated persons as of a record date to be selected by our general partner, on at least 10 days', but not more than 60 days', notice. The purchase price in the event of this purchase is the greater of:

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  the highest price paid by our general partner or any of its affiliates for any limited partner interests of the class purchased within the 90 days preceding the date on which our general partner first mails notice of its election to purchase those limited partner interests; and

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  the average of the daily closing prices of the partnership securities of such class over the 20 consecutive trading days preceding the date three days before the date the notice is mailed.

        As a result of our general partner's right to purchase outstanding limited partner interests, a holder of limited partner interests may have its limited partner interests purchased at an undesirable time or a price that may be lower than market prices at various times prior to such purchase or lower than a unitholder may anticipate the market price to be in the future. The tax consequences to a unitholder of the exercise of this call right are the same as a sale by that unitholder of its common units in the market. See "Material U.S. Federal Income Tax Consequences—Disposition of Units."

Non-Citizen Assignees; Redemption

        If our general partner, with the advice of counsel, determines we are subject to U.S. federal, state or local laws or regulations that, in the reasonable determination of our general partner, create a substantial risk of cancellation or forfeiture of any property that we have an interest in because of the nationality, citizenship or other related status of any limited partner, then our general partner may adopt such amendments to our partnership agreement as it determines necessary or advisable to:

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  obtain proof of the nationality, citizenship or other related status of the limited partner or transferees (and their owners, to the extent relevant); and

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  permit us to redeem the units held by any person whose nationality, citizenship or other related status creates substantial risk of cancellation or forfeiture of any property or who fails to comply with the procedures instituted by our general partner to obtain proof of the nationality, citizenship or other related status. The redemption price in the case of such a redemption will be the average of the daily closing prices per unit for the 20 consecutive trading days immediately prior to the date set for redemption.

Non-Taxpaying Assignees; Redemption

        If our general partner, with the advice of counsel, determines that our not being treated as an association taxable as a corporation or otherwise taxable as an entity for U.S. federal income tax purposes, coupled with the tax status (or lack of proof thereof) of one or more of our limited partners, has, or is reasonably likely to have, a material adverse effect on the maximum applicable rates chargeable to customers by us, then our general partner may adopt such amendments to our partnership agreement as it determines necessary or advisable to:

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  obtain proof of the U.S. federal income tax status of the limited partner or transferees (and their owners, to the extent relevant); and

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  permit us to redeem the units held by any person whose tax status has or is reasonably likely to have a material adverse effect on the maximum applicable rates or who fails to comply with the procedures instituted by our general partner to obtain proof of the U.S. federal income tax status. The redemption price in the case of such a redemption will be the average of the daily closing prices per unit for the 20 consecutive trading days immediately prior to the date set for redemption.

Meetings; Voting

        Except as described below regarding certain persons or groups owning 20% or more of any class of units then outstanding, record holders of units on the record date will be entitled to notice of, and to vote at, meetings of our limited partners and to act upon matters for which approvals may be solicited.

        Our general partner does not anticipate that any meeting of our unitholders will be called in the foreseeable future. Any action that is required or permitted to be taken by the unitholders may be taken either at a meeting of the unitholders or without a meeting, if consents in writing describing the action so taken are signed by holders of the number of units necessary to authorize or take that action at a meeting. Meetings of the unitholders may be called by our general partner or by unitholders owning at least 20% of the outstanding units of the class for which a meeting is proposed. Unitholders may vote either in person or by proxy at meetings. The holders of a majority of the outstanding units of the class or classes for which a meeting has been called, represented in person or by proxy, will constitute a quorum, unless any action by the unitholders requires approval by holders of a greater percentage of the units, in which case the quorum will be the greater percentage.

        Each record holder of a unit has a vote according to its percentage interest in us, although additional limited partner interests having special voting rights could be issued. See "—Issuance of Additional Partnership Interests." However, if at any time any person or group, other than those specified in "—Voting Rights," acquires, in the aggregate, beneficial ownership of 20% or more of any class of units then outstanding, that person or group will lose voting rights on all of its units and the units may not be voted on any matter and will not be considered to be outstanding when sending notices of a meeting of unitholders, calculating required votes, determining the presence of a quorum or for other similar purposes. Common units held in nominee or street name account will be voted by the broker or other nominee in accordance with the instruction of the beneficial owner unless the arrangement between the beneficial owner and its nominee provides otherwise.

        Any notice, demand, request, report or proxy material required or permitted to be given or made to record holders of common units under our partnership agreement will be delivered to the record holder by us or by the transfer agent.

Status as Limited Partner

        By transfer of common units in accordance with our partnership agreement, each transferee of common units shall be admitted as a limited partner with respect to the common units transferred when such transfer and admission are reflected in our books and records. Except as described under "—Limited Liability," the common units will be fully paid, and unitholders will not be required to make additional contributions.

Indemnification

        Under our partnership agreement, in most circumstances, we will indemnify the following persons, to the fullest extent permitted by law, from and against all losses, claims, damages or similar events:

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  our general partner;

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  any departing general partner;

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  any person who is or was an affiliate of our general partner or any departing general partner;

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  any person who is or was an officer, director, manager, managing member, fiduciary or trustee of our partnership, our subsidiaries, or any entity described in the three bullet points above or any of their affiliates;

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  any person who is or was serving, at the request of our general partner or any departing general partner or any of their respective affiliates, as a director, officer, manager, managing member, fiduciary or trustee of another person owing a fiduciary duty to us or our subsidiaries;

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  any person who controls our general partner or any departing general partner; and

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  any person designated by our general partner.

        However, our partnership agreement provides that these persons will not be indemnified if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, with respect to the matter for which the person is seeking indemnification, the person acted in bad faith or engaged in fraud, willful misconduct or, in the case of a criminal matter, acted with knowledge that the person's conduct was unlawful.

        Any indemnification under these provisions will only be out of our assets. Our general partner will not be personally liable for, or have any obligation to contribute or lend funds or assets to us to enable us to effectuate, indemnification. We may purchase insurance against liabilities asserted against and expenses incurred by persons for our activities, regardless of whether we would have the power to indemnify the person against liabilities under our partnership agreement.

Reimbursement of Expenses

        Our partnership agreement requires us to reimburse our general partner and its affiliates for all expenses they incur or payments they make on our behalf. These expenses include salary, bonus,

incentive compensation and other amounts paid to persons who perform services for us or on our behalf and expenses allocated to our general partner by its affiliates. Our general partner is entitled to determine the expenses that are allocable to us and our subsidiaries.

Books and Reports

        Our general partner is required to keep appropriate books of our business at our principal offices. These books will be maintained for both tax and financial reporting purposes on an accrual basis. For tax purposes, our fiscal year is the calendar year. For fiscal reporting purposes, our fiscal year ends March 31st of each year.

        We will furnish or make available to record holders of our common units, within 90 days after the close of each fiscal year, an annual report containing audited consolidated financial statements and a report on those consolidated financial statements by our independent public accountants. Except for our fourth quarter, we will also furnish or make available summary financial information within 45 days after the close of each quarter. We will be deemed to have made any such report available if we file such report with the SEC or make the report available on a publicly available website which we maintain.

        We will furnish each record holder with information reasonably required for federal and state tax reporting purposes within 90 days after the close of each calendar year. This information is expected to be furnished in summary form so that some complex calculations normally required of partners can be avoided. Our ability to furnish this summary information to our unitholders will depend on their cooperation in supplying us with specific information. Every unitholder will receive information to assist it in determining its federal and state tax liability and in filing its federal and state income tax returns, regardless of whether it supplies us with the necessary information.

Right to Inspect Our Books and Records

        Our partnership agreement provides that a limited partner can, for a purpose reasonably related to its interest as a limited partner, the reasonableness of which having been determined by our general partner, upon reasonable written demand stating the purpose of such demand and at such limited partner's own expense, have furnished to it:

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  a current list of the name and last known address of each partner;

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  a copy of our tax returns;

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  information as to the amount of cash, and a description and statement of the agreed value of any other property or services, contributed or to be contributed by each partner and the date on which each partner became a partner;

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  copies of our partnership agreement, our certificate of limited partnership and all amendments thereto;

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  information regarding the status of our business and our financial condition; and

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  any other information regarding our affairs as is just and reasonable.

        To the full extent permitted by law, our general partner may, and intends to, keep confidential from the limited partners trade secrets or other information the disclosure of which our general partner believes is not in our best interests or could damage us or our business or that we are required by law or by agreements with third parties to keep confidential.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

        This section is a summary of material U.S. federal income tax consequences that may be relevant to prospective holders of common units and Class D Preferred Units who are individual citizens or residents of the United States and, unless otherwise noted in the following discussion, is the opinion of Hunton Andrews Kurth LLP ("Hunton Andrews Kurth") insofar as it relates to legal conclusions with respect to matters of U.S. federal income tax law. This section is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), existing and proposed Treasury regulations promulgated under the Internal Revenue Code (the "Treasury Regulations") and current administrative rulings and court decisions, all of which are subject to change. Later changes in these authorities, which could have retroactive effect, may cause the tax consequences to vary substantially from the consequences described below. Unless the context otherwise requires, references in this section to "us" or "we" are references to the Partnership and its subsidiaries and references in this section to "units" or "unitholders" are references to our common units and Class D Preferred Units and common unitholders and Class D Preferred unitholders.

        The following discussion does not comment on all U.S. federal income tax matters affecting us or unitholders and does not describe the application of the alternative minimum tax that may be applicable to certain unitholders. Moreover, the discussion focuses on unitholders who are individual citizens or residents of the United States and has only limited application to corporations, estates, entities treated as partnerships for U.S. federal income tax purposes, trusts, nonresident aliens, U.S. expatriates and former citizens or long-term residents of the United States or other unitholders subject to specialized tax treatment, such as banks, insurance companies and other financial institutions, tax-exempt institutions, foreign persons (including, without limitation, controlled foreign corporations, passive foreign investment companies and non-U.S. persons eligible for the benefits of an applicable income tax treaty with the United States), IRAs, real estate investment trusts (REITs) or mutual funds, dealers in securities or currencies, traders in securities, U.S. persons whose "functional currency" is not the U.S. dollar, persons holding their units as part of a "straddle," "hedge," "conversion transaction" or other risk reduction transaction, and persons deemed to sell their units under the constructive sale provisions of the Internal Revenue Code. Any prospective unitholder that is an employee of ours or otherwise receives units in exchange for services may also be subject to different rules that are not described herein. This discussion also does not address the tax consequences to a unitholder, beneficiary or other owner of a holder of units who owns units indirectly through another entity. In addition, the discussion only comments to a limited extent on state, local and foreign tax consequences. Accordingly, we encourage each prospective unitholder to consult its own tax advisor in analyzing the state, local and foreign tax consequences particular to it of the ownership or disposition of units and potential changes in applicable tax laws.

        No ruling has been requested from the Internal Revenue Service (the "IRS") regarding our characterization as a partnership for tax purposes or the consequences of owning our units. Instead, we will rely on opinions of Hunton Andrews Kurth. Unlike a ruling, an opinion of counsel represents only that counsel's best legal judgment and does not bind the IRS or the courts. Accordingly, the opinions and statements made herein may not be sustained by a court if contested by the IRS. Any contest of this sort with the IRS may materially and adversely impact the market for our units and the prices at which our units trade. In addition, the costs of any contest with the IRS, principally legal, accounting and related fees, will result in a reduction in cash available for distribution and thus may be borne indirectly by our unitholders. Furthermore, the tax treatment of us, or of an investment in us, may be significantly modified by future legislative or administrative changes or court decisions. Any modifications may or may not be retroactively applied.

        All statements as to matters of U.S. federal income tax law and legal conclusions with respect thereto, but not as to factual matters, contained in this section, unless otherwise noted, are the opinion of Hunton Andrews Kurth and are based on the accuracy of the representations made by us.

        Notwithstanding the above, and for the reasons described below, Hunton Andrews Kurth has not rendered an opinion with respect to the following specific U.S. federal income tax issues: (i) the treatment of a unitholder whose units are loaned to a short seller to cover a short sale of units (please read "—Tax Consequences of Unit Ownership—Treatment of Securities Loans"); (ii) whether all aspects of our method for allocating taxable income and losses is permitted by existing Treasury Regulations (please read "—Disposition of Units—Allocations Between Transferors and Transferees"); (iii) whether our method for taking into account Section 743 adjustments is sustainable in certain cases (please read "—Tax Consequences of Unit Ownership—Section 754 Election" and "—Uniformity of Units") (iv) whether holders of Class D Preferred Units will be treated as partners that receive guaranteed payments for the use of capital on their Class D Preferred Units (please read "—Limited Partner Status"); and (v) whether distributions with respect to the Class D Preferred Units will be treated as unrelated business taxable income (please read "—Tax-Exempt Organizations and Other Investors").

Partnership Tax Treatment

        We expect to be treated as a partnership for U.S. federal income tax purposes and, therefore, generally will not be liable for entity-level U.S. federal income taxes. Instead, as described below, each of our common unitholders will take into account its share of items of our income, gain, loss and deduction in computing its U.S. federal income tax liability, regardless of whether we make cash distributions to the unitholder. Distributions by a partnership to a partner are generally not taxable to the partnership or the partner unless the amount of cash distributed to the partner is in excess of the partner's adjusted basis in his partnership interest.

        Section 7704 of the Internal Revenue Code provides that publicly traded partnerships will, as a general rule, be taxed as corporations. However, an exception, referred to as the "Qualifying Income Exception," exists with respect to publicly traded partnerships of which 90% or more of the gross income for every taxable year consists of "qualifying income." Qualifying income includes income and gains derived from the mining, exploration, production, refining, processing, transportation, storage and marketing of crude oil, natural gas and products thereof. Other types of qualifying income include interest (other than from a financial business), dividends, gains from the sale or other disposition of real property and gains from the sale or other disposition of capital assets held for the production of income that otherwise constitutes qualifying income. We estimate that less than 7% of our current gross income is not qualifying income; the portion of our income that is qualifying income may change from time to time.

        No ruling has been or will be sought from the IRS and the IRS has made no determination as to our status as a partnership for U.S. federal income tax purposes. Instead, we will rely on the opinion of Hunton Andrews Kurth on such matters. It is the opinion of Hunton Andrews Kurth that, based upon the Internal Revenue Code, its regulations, published revenue rulings and court decisions and the representations described below, we will be classified as a partnership for U.S. federal income tax purposes.

        In rendering its opinion, Hunton Andrews Kurth has relied on factual representations made by us and our general partner. The representations made by us and our general partner upon which Hunton Andrews Kurth has relied include:

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  we have not elected and will not elect to be treated as a corporation; and

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  for each taxable year, more than 90% of our gross income has been and will be income of the type that counsel has opined or will opine is "qualifying income" within the meaning of Section 7704(d) of the Internal Revenue Code.

        We believe that these representations have been true in the past and expect that these representations will continue to be true in the future.

        If we fail to meet the Qualifying Income Exception, other than a failure that is determined by the IRS to be inadvertent and that is cured within a reasonable time after discovery (in which case the IRS may also require us to make adjustments with respect to our partners or pay other amounts), we will be treated as if we had transferred all of our assets, subject to liabilities, to a newly formed corporation, on the first day of the year in which we fail to meet the Qualifying Income Exception, in return for stock in that corporation, and then distributed that stock to our partners in liquidation of their interests in us. This deemed contribution and liquidation should be tax-free to partners and us so long as we, at that time, do not have liabilities in excess of the tax basis of our assets. Thereafter, we would be treated as a corporation for U.S. federal income tax purposes.

        The present U.S. federal income tax treatment of publicly traded partnerships, including us, or an investment in our limited partner interests may be modified by administrative, legislative or judicial changes or differing interpretations at any time. For example, from time to time, members of Congress propose and consider substantive changes to the existing U.S. federal income tax laws that affect publicly traded partnerships. In addition, final Treasury Regulations under Section 7704(d)(1)(E) of the Internal Revenue Code interpret the scope of the qualifying income requirement for publicly traded partnerships by providing industry-specific guidance. We do not believe the final Treasury Regulations affect our ability to be treated as a partnership for U.S. federal income tax purposes.

        Any modification to the U.S. federal income tax laws may be applied retroactively and could make it more difficult or impossible to meet the exception for certain publicly traded partnerships to be treated as partnerships for U.S. federal income tax purposes. We are unable to predict whether any of these changes or other proposals will ultimately be enacted, including as a result of fundamental tax reform. Any such changes could negatively impact the value of an investment in our limited partner interests.

        If we were taxable for U.S. federal income tax purposes as a corporation in any taxable year, either as a result of a failure to meet the Qualifying Income Exception or otherwise, our items of income, gain, loss and deduction would be reflected only on our tax return rather than being passed through to our partners, and our net income would be taxed to us at corporate rates. In addition, any distribution made to a partner would be treated as taxable dividend income, to the extent of our current and accumulated earnings and profits, or, in the absence of earnings and profits, a nontaxable return of capital, to the extent of the partner's tax basis in its limited partner interest, or taxable capital gain, after the partner's tax basis in its limited partner interest is reduced to zero. Accordingly, taxation as a corporation could result in a material reduction in a partner's cash flow and after-tax return and thus could result in a substantial reduction of the value of our limited partner interests.

        The discussion below is based on Hunton Andrews Kurth's opinion that we will be classified as a partnership for U.S. federal income tax purposes.

Limited Partner Status

        Common unitholders who are admitted as limited partners of the Partnership will be treated as partners of the Partnership for U.S. federal income tax purposes. Also, common unitholders whose common units are held in street name or by a nominee and who have the right to direct the nominee in the exercise of all substantive rights attendant to the ownership of their common units will be treated as partners of the Partnership for U.S. federal income tax purposes.

        The tax treatment of our Class D Preferred Units is uncertain. As such, Hunton Andrews Kurth is unable to opine as to the tax treatment of the Class D Preferred Units. Although the IRS may disagree with this treatment, we will treat holders of Class D Preferred Units as partners entitled to a guaranteed payment for the use of capital on their Class D Preferred Units. If the Class D Preferred Units are not partnership interests, they would likely constitute indebtedness for U.S. federal income tax purposes and distributions on the Class D Preferred Units would constitute ordinary interest income to holders of Class D Preferred Units. The remainder of this discussion assumes that our Class D Preferred Units are partnership interests for U.S. federal income tax purposes.

        A beneficial owner of units whose units have been transferred to a short seller to complete a short sale would appear to lose its status as a partner with respect to those units for U.S. federal income tax purposes. See "—Treatment of Short Sales."

        The references to "unitholders" in the discussion that follows are to persons who are treated as partners in the Partnership for federal income tax purposes.

Tax Consequences of Unit Ownership

Flow-Through of Taxable Income

        Subject to the discussion below under "—Entity-Level Collections," we will not pay any federal income tax. Instead, each common unitholder will be required to report on its income tax return its share of our income, gains, losses and deductions without regard to whether we make cash distributions to it. Consequently, we may allocate income to a common unitholder even if the unitholder has not received a cash distribution. Each common unitholder will be required to include in income his allocable share of our income, gains, losses and deductions for our taxable year ending with or within his taxable year. Our taxable year ends on December 31.

Treatment of Distributions

        Distributions by us to a common unitholder generally will not be taxable to the unitholder for federal income tax purposes, except to the extent the amount of any such cash distribution exceeds its tax basis in its common units immediately before the distribution. Our cash distributions in excess of a common unitholder's tax basis generally will be considered to be gain from the sale or exchange of the common units, taxable in accordance with the rules described under "—Disposition of Units." Any reduction in a unitholder's share of our "nonrecourse liabilities" (liabilities for which no partner bears the economic risk of loss) will be treated as a distribution by us of cash to that unitholder. To the extent our distributions cause a common unitholder's "at-risk" amount to be less than zero at the end of any taxable year, he must recapture any losses deducted in previous years. Please read "—Limitations on Deductibility of Losses."

        A decrease in a common unitholder's percentage interest in us because of our issuance of additional common units will decrease the unitholder's share of our nonrecourse liabilities, and thus will result in a corresponding deemed distribution of cash. This deemed distribution may constitute a non-pro rata distribution. A non-pro rata distribution of money or property may result in ordinary income to a unitholder, regardless of his tax basis in his common units, if the distribution reduces the unitholder's share of our "unrealized receivables," including depreciation, recapture and/or substantially appreciated "inventory items," each as defined in the Internal Revenue Code, and collectively, "Section 751 Assets." To that extent, the unitholder will be treated as having been distributed his proportionate share of the Section 751 Assets and then having exchanged those assets with us in return for the non-pro rata portion of the actual distribution made to him. This latter deemed exchange will generally result in the unitholder's realization of ordinary income, which will equal the excess of (i) the non-pro rata portion of that distribution over (ii) the unitholder's tax basis (often zero) for the share of Section 751 Assets deemed relinquished in the exchange.

        We will treat distributions on the Class D Preferred Units as guaranteed payments for the use of capital that will generally be taxable to the holders of Class D Preferred Units as ordinary income and will be deductible by us. Although a holder of Class D Preferred Units could recognize taxable income from the accrual of such a guaranteed payment even in the absence of a contemporaneous distribution, the Partnership anticipates accruing and making the guaranteed payment distributions quarterly. The holders of Class D Preferred Units are generally not anticipated to share in the partnership's items of income, gain, loss or deduction, nor will we allocate any share of the partnership's nonrecourse liabilities to such holders.

Basis of Units

        A unitholder's tax basis in its units initially will be the amount paid for those units increased by the unitholder's allocable share (as measured for U.S. federal income tax purposes) of our "nonrecourse liabilities". In the case of any common units, that basis generally will be (i) increased by the unitholder's share of our income and any increases in such unitholder's share of our nonrecourse liabilities, and (ii) decreased, but not below zero, by the amount of all distributions to the unitholder, the unitholder's share of our losses, any decreases in the unitholder's share of our nonrecourse liabilities and its share of our expenditures that are neither deductible nor required to be capitalized and by the amount of excess business interest allocated to the unitholder. The tax basis of a unitholder in its Class D Preferred Units will, generally, not be affected by distributions made with respect to such Class D Preferred Units.

        The IRS has ruled that a partner who acquires interests in a partnership in separate transactions must combine those interests and maintain a single adjusted tax basis for all of those interests. If you own common units and Class D Preferred Units, please consult your tax advisor with respect to determining the consequences of a guaranteed payment on your basis in your units.

Limitations on Deductibility of Losses

        The deduction by a unitholder of his share of our losses will be limited to the tax basis in his units and, in the case of an individual unitholder, estate, trust, or corporate unitholder (if more than 50% of the value of the corporate unitholder's stock is owned directly or indirectly by or for five or fewer individuals or some tax-exempt organizations), to the amount for which the unitholder is considered to be "at risk" with respect to our activities, if that is less than his tax basis. A unitholder subject to these limitations must recapture losses deducted in previous years to the extent that distributions cause his at-risk amount to be less than zero at the end of any taxable year. Losses disallowed to a unitholder or recaptured as a result of these limitations will carry forward and will be allowable as a deduction to the extent that his at-risk amount is subsequently increased, provided such losses do not exceed such common unitholder's tax basis in his common units. Upon the taxable disposition of a unit, any gain recognized by a unitholder can be offset by losses that were previously suspended by the at-risk limitation but may not be offset by losses suspended by the basis limitation. Any loss previously suspended by the at-risk limitation in excess of that gain would no longer be utilizable.

        In general, a unitholder will be at risk to the extent of the tax basis of his units, excluding any portion of that basis attributable to his share of our nonrecourse liabilities, reduced by (i) any portion of that basis representing amounts otherwise protected against loss because of a guarantee, stop loss agreement or other similar arrangement and (ii) any amount of money he borrows to acquire or hold his units, if the lender of those borrowed funds owns an interest in us, is related to the unitholder or can look only to the units for repayment. A unitholder's at-risk amount will increase or decrease as the tax basis of the unitholder's units increases or decreases, other than tax basis increases or decreases attributable to increases or decreases in his share of our nonrecourse liabilities.

        In addition to the basis and at-risk limitations on the deductibility of losses, the passive loss limitations generally provide that individuals, estates, trusts and some closely-held corporations and personal service corporations can deduct losses from passive activities, which are generally trade or business activities in which the taxpayer does not materially participate, only to the extent of the taxpayer's income from those passive activities. The passive loss limitations are applied separately with respect to each publicly traded partnership. Consequently, any passive losses we generate will only be available to offset our passive income generated in the future and will not be available to offset income from other passive activities or investments, including our investments or a unitholder's investments in other publicly traded partnerships, or the unitholder's salary, active business or other income. Passive losses that are not deductible because they exceed a unitholder's share of income we generate may be deducted in full when the unitholder disposes of his entire investment in us in a fully taxable transaction with an unrelated party. The passive loss limitations are applied after other applicable limitations on deductions, including the at-risk rules and the basis limitation.

        For taxpayers other than corporations in taxable years beginning before January 1, 2026, an "excess business loss" limitation further limits the deductibility of losses by such taxpayers. An excess business loss is the excess (if any) of a taxpayer's aggregate deductions for the taxable year that are attributable to the trades or businesses of such taxpayer (determined without regard to the excess business loss limitation) over the aggregate gross income or gain of such taxpayer for the taxable year that is attributable to such trades or businesses plus a threshold amount. The threshold amount is equal to $250,000 or $500,000 for taxpayers filing a joint return. Disallowed excess business losses are treated as a net operating loss carryover to the following tax year. Any losses we generate that are allocated to a unitholder and not otherwise limited by the basis, at risk or passive loss limitations will be included in the determination of such unitholder's aggregate trade or business deductions. Consequently, any losses we generate that are not otherwise limited will only be available to offset a unitholder's other trade or business income plus an amount of non-trade or business income equal to the applicable threshold amount. Thus, except to the extent of the threshold amount, our losses that are not otherwise limited may not offset a unitholder's non-trade or business income (such as salaries, fees, interest, dividends and capital gains). This excess business loss limitation will be applied after the passive activity loss limitation.

        Holders of Class D Preferred Units will only be allocated loss once the capital accounts of the common unitholders have been reduced to zero. Although it is not anticipated that a holder of Class D Preferred Units would be allocated loss, the deductibility of any such allocation may be limited for various reasons. In the event that you are allocated loss as a holder of Class D Preferred Units, please consult your tax advisor as to the application of any limitation to the deductibility of that loss.

Limitations on Interest Deductions

        In general, we are entitled to a deduction for interest paid or accrued on indebtedness properly allocable to our trade or business during our taxable year. However, our deduction for this "business interest" is limited to the sum of our business interest income and 30% of our "adjusted taxable income." For the purposes of this limitation, our adjusted taxable income is computed without regard to any business interest or business interest income, and in the case of taxable years beginning before January 1, 2022, any deduction allowable for depreciation, amortization, or depletion. This limitation is first applied at the partnership level and any deduction for business interest is taken into account in determining our non-separately stated taxable income or loss. Then, in applying this business interest limitation at the partner level, the adjusted taxable income of each of our unitholders is determined without regard to such unitholder's distributive share of any of our items of income, gain, deduction, or loss and is increased by such unitholder's distributive share of our excess taxable income, which is generally equal to the excess of 30% of our adjusted taxable income over the amount of our deduction for business interest for a taxable year.

        To the extent our deduction for business interest is not limited, we will allocate the full amount of our deduction for business interest among our unitholders in accordance with their percentage interests in us. To the extent our deduction for business interest is limited, the amount of any disallowed deduction for business interest will also be allocated to each unitholder in accordance with their percentage interest in us, but such amount of "excess business interest" will not be currently deductible. Subject to certain limitations and adjustments to a unitholder's basis in its units, this excess business interest may be carried forward and deducted by a unitholder in a future taxable year.

        The deductibility of a non-corporate taxpayer's "investment interest expense" generally is limited to the amount of that taxpayer's "net investment income." Investment interest expense includes:

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  interest on indebtedness properly allocable to property held for investment;

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  interest expense attributed to portfolio income; and

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  the portion of interest expense incurred to purchase or carry an interest in a passive activity to the extent attributable to portfolio income.

        The computation of a unitholder's investment interest expense will take into account interest on any margin account borrowing or other loan incurred to purchase or carry a unit. Net investment income includes gross income from property held for investment and amounts treated as portfolio income under the passive loss rules, less deductible expenses other than interest directly connected with the production of investment income. Net investment income generally does not include qualified dividend income (if applicable) or gains attributable to the disposition of property held for investment. A unitholder's share of a publicly traded partnership's portfolio income and, according to the IRS, net passive income will be treated as investment income for purposes of the investment interest expense limitation.

Entity-Level Collections

        If we are required or elect under applicable law to pay any federal, state, local or foreign income tax on behalf of any current or former partner, we are authorized to pay those taxes from our funds. That payment, if made, will be treated as a distribution of cash to a common unitholder or, in the case of the Class D Preferred Units, as an advance on a guaranteed payment to the holder of Class D Preferred Units on whose behalf the payment was made. If the payment is made on behalf of a person whose identity cannot be determined, we are authorized to treat the payment as a distribution to all current partners. We are authorized to amend our partnership agreement in the manner necessary to maintain uniformity of intrinsic tax characteristics of common units and Class D Preferred Units and to adjust later distributions, so that after giving effect to these distributions, the priority and characterization of distributions otherwise applicable under our partnership agreement is maintained as nearly as is practicable. Payments by us as described above could give rise to an overpayment of tax on behalf of an individual partner in which event the partner would be required to file a claim in order to obtain a credit or refund.

Allocation of Income, Gain, Loss and Deduction

        In general, if we have a net profit, our items of income, gain, loss and deduction will be allocated among our partners (other than holders of preferred units in respect of their preferred units) in accordance with their percentage interests in us. If we have a net loss, that loss will be allocated to the partners (other than holders of preferred units in respect of their preferred units) in accordance with their percentage interests in us to the extent of their positive capital accounts, as adjusted to take into account the partners' share of nonrecourse debt, and holders of Class D Preferred Units will only be allocated net loss in the event that the capital accounts of the common unitholders have been reduced to zero (taking into account certain adjustments).

        Specified items of our income, gain, loss and deduction will be allocated under Section 704(c) of the Internal Revenue Code (or the principles of Section 704(c) of the Internal Revenue Code) to account for any difference between the tax basis and fair market value of our assets at the time such assets are contributed to us and at the time of any subsequent offering of our units (a "Book-Tax Disparity"). As a result, the U.S. federal income tax burden associated with any Book-Tax Disparity immediately prior to an offering generally will be borne by our partners holding interests in us prior to such offering. In addition, items of recapture income will be allocated to the extent possible to the unitholder who was allocated the deduction giving rise to the treatment of that gain as recapture income in order to minimize the recognition of ordinary income by some unitholders. Finally, although we do not expect that our operations will result in the creation of negative capital accounts (subject to certain adjustments), if negative capital accounts (subject to certain adjustments) nevertheless result, items of our income and gain will be allocated in an amount and manner sufficient to eliminate such negative balance as quickly as possible.

        An allocation of items of our income, gain, loss or deduction, other than an allocation required by the Internal Revenue Code to eliminate a Book-Tax Disparity, will generally be given effect for federal income tax purposes in determining a partner's share of an item of income, gain, loss or deduction only if the allocation has "substantial economic effect." In any other case, a partner's share of an item will be determined on the basis of its interest in us, which will be determined by taking into account all the facts and circumstances, including:

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  its relative contributions to us;

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  the interests of all the partners in profits and losses;

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  the interest of all the partners in cash flow; and

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  the rights of all the partners to distributions of capital upon liquidation.

        Hunton Andrews Kurth is of the opinion that, with the exception of the issues described in "—Section 754 Election" and "—Disposition of Units—Allocations Between Transferors and Transferees," allocations under our partnership agreement will be given effect for federal income tax purposes in determining a partner's share of an item of income, gain, loss or deduction.

Treatment of Securities Loans

        A unitholder whose units are subject to a security loan (for example, a loan to a "short seller" to cover a short sale of units) may be treated as having disposed of those units. If so, he would no longer be treated for tax purposes as a partner with respect to those units during the period of the loan and may recognize gain or loss from the disposition. As a result, during this period:

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  any of our income, gain, loss or deduction with respect to those units would not be reportable by the unitholder;

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  any cash distributions received by the unitholder as to those units would be fully taxable; and

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  while not entirely free from doubt, all of these distributions would appear to be ordinary income.

        Because there is no direct or indirect controlling authority on this issue relating to partnership interests, Hunton Andrews Kurth is unable to render an opinion regarding the tax treatment of a unitholder whose units are loaned to a short seller to cover a short sale of units; therefore, unitholders desiring to assure their status as partners and avoid the risk of gain recognition from a loan to a short seller are urged to consult a tax advisor to discuss whether it is advisable to modify any applicable brokerage account agreements to prohibit their brokers from borrowing and loaning their units. The IRS has previously announced that it is studying issues relating to the tax treatment of short sales of partnership interests. Please read "—Disposition of Units—Recognition of Gain or Loss."

Tax Rates

        Under current law, the highest marginal U.S. federal income tax rate applicable to ordinary income of individuals is 37% and the highest marginal U.S. federal income tax rate applicable to long-term capital gains (generally, capital gains on certain assets held for more than twelve months) of individuals is 20%. However, these rates are subject to change by new legislation at any time.

        In addition, for taxable years ending on or before December 31, 2025, a non-corporate common unitholder is entitled to a deduction equal to 20% of its allocable share of our "qualified publicly traded partnership income", subject to certain limitations. For purposes of this deduction, a common unitholder's allocable share of our "qualified publicly traded partnership income" is equal to the sum of:

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  the net amount of such unitholder's allocable share of certain of our items of income, gain, deduction and loss to the extent such items are included or allowed in the determination of taxable income for the year, excluding, however, certain specified types of passive investment income (such as capital gains and dividends); and

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  any gain recognized by such unitholder on the disposition of its units to the extent such gain is attributable to certain Code Section 751 assets, including depreciation recapture and "inventory items" we own, and thus, is treated as ordinary income under Section 751 of the Code.

        Recently issued Treasury Regulations, which are effective for our taxable years beginning on or after January 1, 2020, provide that a guaranteed payment for the use of capital is not eligible for the 20% deduction for qualified publicly traded partnership income. As a result, it is unclear whether a guaranteed payment for the use of capital received by the holders of our Class D Preferred Units in our 2019 taxable year may be eligible for the 20% deduction for qualified publicly traded partnership income. Prospective unitholders should consult their tax advisors regarding the application of this deduction.

        In addition, a 3.8% net investment income tax, or NIIT, is imposed on certain net investment income earned by individuals, estates and trusts. For these purposes, net investment income generally includes a unitholder's allocable share of our income and gain, guaranteed payments and gain realized by a unitholder from a sale of units. In the case of an individual, the tax will be imposed on the lesser of (1) the net investment income of the unitholder and (2) the amount by which such holder's modified adjusted gross income exceeds specified threshold levels depending on a unitholder's federal income tax filing status. In the case of an estate or trust, the tax will be imposed on the lesser of (1) undistributed net investment income and (2) the excess adjusted gross income over the dollar amount at which the highest income tax bracket applicable to an estate or trust begins. The U.S. Department of the Treasury and the IRS have issued Treasury Regulations that provide guidance regarding the NIIT. Prospective unitholders are urged to consult with their tax advisors as to the impact of the NIIT on an investment in our units.

Section 754 Election

        We have made the election permitted by Section 754 of the Internal Revenue Code. That election is irrevocable without the consent of the IRS. The election generally permits us to adjust a common unit purchaser's tax basis in our assets ("inside basis") under Section 743(b) of the Internal Revenue Code to reflect his purchase price. This election does not apply with respect to a person who purchases common units directly from us. The Section 743(b) adjustment belongs to the purchaser and not to other unitholders. For purposes of this discussion, the inside basis in our assets with respect to a unitholder will be considered to have two components: (i) its share of our tax basis in our assets ("common basis") and (ii) its Section 743(b) adjustment to that basis.

        We have adopted the remedial allocation method as to all our properties. Where the remedial allocation method is adopted, the Treasury Regulations under Section 743 of the Internal Revenue Code require a portion of the Section 743(b) adjustment that is attributable to recovery property that is subject to depreciation under Section 168 of the Internal Revenue Code and whose book basis is in excess of its tax basis to be depreciated over the remaining cost recovery period for the property's unamortized Book-Tax Disparity. Under Treasury Regulation Section 1.167(c)-1(a)(6), a Section 743(b) adjustment attributable to property subject to depreciation under Section 167 of the Internal Revenue Code, rather than cost recovery deductions under Section 168, is generally required to be depreciated using either the straight-line method or the 150% declining balance method. Under our partnership agreement, our general partner is authorized to take a position to preserve the uniformity of units even if that position is not consistent with these and any other Treasury Regulations. Please read "—Uniformity of Units."

        We depreciate the portion of a Section 743(b) adjustment attributable to unrealized appreciation in the value of Contributed Property, to the extent of any unamortized Book-Tax Disparity, using a rate of depreciation or amortization derived from the depreciation or amortization method and useful life applied to the property's unamortized Book-Tax Disparity, or treat that portion as non-amortizable to the extent attributable to property that is not amortizable. This method is consistent with the methods employed by other publicly traded partnerships but is arguably inconsistent with Treasury Regulation Section 1.167(c)-1(a)(6), which is not expected to directly apply to a material portion of our assets. To the extent this Section 743(b) adjustment is attributable to appreciation in value in excess of the unamortized Book-Tax Disparity, we will apply the rules described in the Treasury Regulations and legislative history. If we determine that this position cannot reasonably be taken, we may take a depreciation or amortization position under which all purchasers acquiring units in the same month would receive depreciation or amortization, whether attributable to common basis or a Section 743(b) adjustment, based upon the same applicable rate as if they had purchased a direct interest in our assets. This kind of aggregate approach may result in lower annual depreciation or amortization deductions than would otherwise be allowable to some unitholders. Please read "—Uniformity of Units." A unitholder's tax basis for his common units is reduced by his share of our deductions (whether or not such deductions were claimed on an individual's income tax return) so that any position we take that understates deductions will overstate such unitholder's basis in his common units, which may cause the unitholder to understate gain or overstate loss on any sale of such units. Please read "—Disposition of Units—Recognition of Gain or Loss." Hunton Andrews Kurth is unable to opine as to whether our method for taking into account Section 743 adjustments is sustainable for property subject to depreciation under Section 167 of the Internal Revenue Code or if we use an aggregate approach as described above, as there is no direct or indirect controlling authority addressing the validity of these positions. Moreover, the IRS may challenge our position with respect to depreciating or amortizing the Section 743(b) adjustment we take to preserve the uniformity of the units. If such a challenge were sustained, the gain from the sale of units might be increased without the benefit of additional deductions.

        Subject to certain limitations, a Section 743(b) adjustment may create additional depreciable basis that is eligible for bonus depreciation under Section 168(k) to the extent the adjustment is attributable to depreciable property and not to goodwill or real property. However, because we may not be able to determine whether transfers of our units satisfy all of the eligibility requirements and due to other limitations regarding administrability, we may elect out of the bonus depreciation provisions of Section 168(k) with respect to basis adjustments under Section 743(b).

        The calculations involved in the Section 754 election are complex and will be made on the basis of assumptions as to the value of our assets and other matters. For example, the allocation of the Section 743(b) adjustment among our assets must be made in accordance with the Internal Revenue Code. The IRS could seek to reallocate some or all of any Section 743(b) adjustment allocated by us to our tangible assets to goodwill instead. Goodwill, as an intangible asset, is generally nonamortizable or amortizable over a longer period of time or under a less accelerated method than our tangible assets. We cannot assure you that the determinations we make will not be successfully challenged by the IRS and that the deductions resulting from them will not be reduced or disallowed altogether. Should the IRS require a different basis adjustment to be made, and should, in our opinion, the expense of compliance exceed the benefit of the election, we may seek permission from the IRS to revoke our Section 754 election. If permission is granted, a subsequent purchaser of units may be allocated more income than he would have been allocated had the election not been revoked.

Tax Treatment of Operations

Accounting Method and Taxable Year

        We use the year ending December 31 as our taxable year and the accrual method of accounting for U.S. federal income tax purposes.

        Each common unitholder will be required to include in income his share of our income, gain, loss and deduction for our taxable year ending within or with his taxable year. In addition, a common unitholder who has a taxable year ending on a date other than December 31 and who disposes of all of his common units following the close of our taxable year but before the close of his taxable year must include his share of our income, gain, loss and deduction in income for his taxable year, with the result that he will be required to include in income for his taxable year his share of more than twelve months of our income, gain, loss and deduction.

        Each holder of Class D Preferred Units will be required to include in its tax return its income from our guaranteed payments for each taxable year ending within or with its taxable year. A holder of Class D Preferred Units that has a taxable year ending on a date other than December 31 and that disposes of all its Class D Preferred Units following the close of our taxable year but before the close of its taxable year will be required to include in income for its taxable year its income from more than one year of guaranteed payments.

Tax Basis, Depreciation and Amortization

        The tax basis of our assets will be used for purposes of computing depreciation and cost recovery deductions and, ultimately, gain or loss on the disposition of these assets. The federal income tax burden associated with the difference between the fair market value of our assets and their tax basis immediately prior to an offering will be borne by our general partner and common unitholders holding interests in us prior to any such offering. Please read "—Tax Consequences of Unit Ownership—Allocation of Income, Gain, Loss and Deduction."

        To the extent allowable, we may use the depreciation and cost recovery methods, including bonus depreciation to the extent available, that will result in the largest deductions being taken in the early years after assets subject to these allowances are placed in service. Please read "—Uniformity of Units." Property we subsequently acquire or construct may be depreciated using accelerated methods permitted by the Internal Revenue Code.

        If we dispose of depreciable property by sale, foreclosure or otherwise, all or a portion of any gain, determined by reference to the amount of depreciation previously deducted and the nature of the property, may be subject to the recapture rules and taxed as ordinary income rather than capital gain. Similarly, a common unitholder who has taken cost recovery or depreciation deductions with respect to property we own will likely be required to recapture some or all of those deductions as ordinary income upon a sale of his interest in us. Please read "—Tax Consequences of Unit Ownership—Allocation of Income, Gain, Loss and Deduction" and "—Disposition of Units—Recognition of Gain or Loss."

        The costs we incur in selling our units (called "syndication expenses") must be capitalized and cannot be deducted currently, ratably or upon our termination. There are uncertainties regarding the classification of costs as organization expenses, which may be amortized by us, and as syndication expenses, which may not be amortized by us. The underwriting discounts and commissions we incur will be treated as syndication expenses.

Valuation and Tax Basis of Our Properties

        The U.S. federal income tax consequences of the ownership and disposition of common units will depend in part on our estimates of the relative fair market values, and the initial tax bases, of our assets. Although we may from time to time consult with professional appraisers regarding valuation matters, we will make many of the relative fair market value estimates ourselves. These estimates and determinations of basis are subject to challenge and will not be binding on the IRS or the courts. If the estimates of fair market value or determinations of basis are later found to be incorrect, the character and amount of items of income, gain, loss or deductions previously reported by unitholders might change, and unitholders might be required to adjust their tax liability for prior years and incur interest and penalties with respect to those adjustments.

Disposition of Units

Recognition of Gain or Loss

        Gain or loss will be recognized on a taxable sale of units equal to the difference between the amount realized and the tax basis of the unitholder for the units sold. Such holder's amount realized will be measured by the sum of the cash and the fair market value of other property received by it plus a common unitholder's share of our nonrecourse liabilities. Because the amount realized includes a common unitholder's share of our nonrecourse liabilities, the gain recognized on the sale of common units could result in a tax liability in excess of any cash received from the sale. Prior distributions from us that in the aggregate were in excess of cumulative net taxable income for a common unit and, therefore, decreased a unitholder's tax basis in that common unit will, in effect, become taxable income if the common unit is sold at a price greater than the unitholder's tax basis in that common unit, even if the price received is less than his original cost.

        Except as noted below, gain or loss recognized by a unitholder, other than a "dealer" in units, on the sale or exchange of a unit will generally be taxable as capital gain or loss. Capital gain recognized by an individual on the sale of units held for more than twelve months will generally be taxed at the U.S. federal income tax rate applicable to long-term capital gains. However, a portion of this gain or loss, which will likely be substantial, will be separately computed and taxed as ordinary income or loss under Section 751 of the Internal Revenue Code to the extent attributable to assets giving rise to "unrealized receivables," including potential recapture items such as depreciation recapture, or to "inventory items" we own. Ordinary income attributable to unrealized receivables and inventory items may exceed net taxable gain realized upon the sale of a unit and may be recognized even if there is a net taxable loss realized on the sale of a unit. Thus, a common unitholder may recognize both ordinary income and a capital loss upon a sale of common units. Capital losses may offset capital gains and no more than $3,000 of ordinary income, in the case of individuals, and may only be used to offset capital gains in the case of corporations. Ordinary income recognized by a unitholder on disposition of our units may be reduced by such unitholder's deduction for qualified business income. Both ordinary income and capital gain recognized on a sale of units may be subject to the NIIT in certain circumstances. Please read "—Tax Consequences of Unit Ownership—Tax Rates."

        The IRS has ruled that a partner who acquires interests in a partnership in separate transactions must combine those interests and maintain a single adjusted tax basis for all those interests. Upon a sale or other disposition of less than all of those interests, a portion of that tax basis must be allocated to the interests sold using an "equitable apportionment" method, which generally means that the tax basis allocated to the interest sold equals an amount that bears the same relation to the partner's tax basis in its entire interest in the partnership as the value of the interest sold bears to the value of the partner's entire interest in the partnership. Treasury Regulations under Section 1223 of the Internal Revenue Code allow a selling partner who can identify partnership interests transferred with an ascertainable holding period to elect to use the actual holding period of the partnership interest transferred. Thus, according to the ruling discussed above, a unitholder will be unable to select high or low basis partnership interests to sell as would be the case with corporate stock, but, according to the Treasury Regulations, he may designate specific partnership interests sold for purposes of determining the holding period of partnership interests transferred. A unitholder electing to use the actual holding period of partnership interests transferred must consistently use that identification method for all subsequent sales or exchanges of partnership interests. A unitholder considering the purchase of additional partnership interests or a sale of partnership interests purchased in separate transactions is urged to consult its tax advisor as to the possible consequences of this ruling and application of the Treasury Regulations.

        Specific provisions of the Internal Revenue Code affect the taxation of some financial products and securities, including partnership interests, by treating a taxpayer as having sold an "appreciated" partnership interest, one in which gain would be recognized if it were sold, assigned or terminated at its fair market value, if the taxpayer or related persons enter(s) into:

  •
  a short sale;

  •
  an offsetting notional principal contract; or

  •
  a futures or forward contract;

in each case, with respect to the partnership interest or substantially identical property.

        Moreover, if a taxpayer has previously entered into a short sale, an offsetting notional principal contract or a futures or forward contract with respect to the partnership interest, the taxpayer will be treated as having sold that position if the taxpayer or a related person then acquires the partnership interest or substantially identical property. The Secretary of the Treasury is also authorized to issue regulations that treat a taxpayer that enters into transactions or positions that have substantially the same effect as the preceding transactions as having constructively sold the financial position.

Allocations Between Transferors and Transferees

        In general, our taxable income and losses will be determined annually, will be prorated on a monthly basis in proportion to the number of days in each month and will be subsequently apportioned among our common unitholders in proportion to the number of common units owned by each of them as of the opening of the applicable exchange on the first business day of the month, which we refer to as the "Allocation Date." However, gain or loss realized on a sale or other disposition of our assets other than in the ordinary course of business will be allocated among our common unitholders on the Allocation Date in the month in which that gain or loss is recognized. As a result, a common unitholder transferring units may be allocated income, gain, loss and deduction realized after the date of transfer.

        The U.S. Department of Treasury and the IRS have issued Treasury Regulations that permit publicly traded partnerships to use a monthly simplifying convention that is similar to ours, but they do not specifically authorize all aspects of the proration method we have adopted. Accordingly, Hunton Andrews Kurth is unable to opine on the validity of this method of allocating income and deductions between transferor and transferee unitholders. If this method is not allowed under the Treasury Regulations, our taxable income or losses might be reallocated among the common unitholders. We are authorized to revise our method of allocation between transferor and transferee unitholders, as well as unitholders whose interests vary during a taxable year, to conform to a method permitted under the Treasury Regulations.

        A unitholder who owns common units at any time during a quarter and who disposes of them prior to the record date set for a cash distribution for that quarter will be allocated items of our income, gain, loss and deductions attributable to that quarter through the month of disposition but will not be entitled to receive that cash distribution.

        Holders of Class D Preferred Units owning Class D Preferred Units as of the applicable record date with respect to a Distribution Payment Date will be entitled to receive the distribution of the guaranteed payment payable with respect to their Class D Preferred Units on the Distribution Payment Date. Purchasers of Class D Preferred Units after such applicable record date will therefore not become entitled to receive a cash distribution of the guaranteed payment on their Class D Preferred Units until the next applicable record date.

Notification Requirements

        A unitholder who sells any of its units is generally required to notify us in writing of that sale within 30 days after the sale (or, if earlier, January 15 of the year following the sale). A purchaser of units who purchases such units from another unitholder is also generally required to notify us in writing of that purchase within 30 days after the purchase. Upon receiving such notifications, we are required to notify the IRS of that transaction and to furnish specified information to the transferor and transferee. Failure to notify us of a purchase may, in some cases, lead to the imposition of penalties. However, these reporting requirements do not apply to a sale by an individual who is a citizen of the United States and who effects the sale or exchange through a broker who will satisfy such requirements.

Uniformity of Units

        Because we cannot match transferors and transferees of units, we must maintain uniformity of the economic and tax characteristics of the units to a purchaser of these units. In the absence of uniformity, we may be unable to completely comply with a number of federal income tax requirements, both statutory and regulatory.

        Our partnership agreement permits our general partner to take positions in filing our tax returns that preserve the uniformity of our units. These positions may include reducing the depreciation, amortization or loss deductions to which a unitholder would otherwise be entitled or reporting a slower amortization of Section 743(b) adjustments for some unitholders than that to which they would otherwise be entitled. Hunton Andrews Kurth is unable to opine as to the validity of such filing positions.

        A common unitholder's tax basis in its units is reduced by its share of our deductions (whether or not such deductions were claimed on an individual income tax return) so that any position that we may take that understates deductions will overstate the unitholder's basis in its units, and may cause the unitholder to understate gain or overstate loss on any sale of such units. Please read "—Disposition of Units—Recognition of Gain or Loss" above and "—Tax Consequences of Unit Ownership—Section 754 Election" above. The IRS may challenge one or more of any positions we take to preserve the uniformity of units. If such a challenge were sustained, the uniformity of units might be affected, and, under some circumstances, the gain from the sale of units might be increased without the benefit of additional deductions.

Tax-Exempt Organizations and Other Investors

        Ownership of units by employee benefit plans and other tax-exempt organizations as well as by non-resident aliens, foreign corporations and other foreign persons (collectively, "Non-U.S. Holders") raises issues unique to those investors and, as described below to a limited extent, may have substantially adverse tax consequences to them. Prospective holders that are tax-exempt entities or Non-U.S. Holders should consult their tax advisors before investing in our units.

        Employee benefit plans and most other organizations exempt from U.S. federal income tax, including IRAs and other retirement plans, are subject to U.S. federal income tax on unrelated business taxable income ("UBTI"). Virtually all of our income allocated to a common unitholder that is a tax-exempt organization will be unrelated business taxable income and will be taxable to it. We will treat distributions on the Class D Preferred Units as guaranteed payments for the use of capital. The treatment of guaranteed payments for the use of capital to tax-exempt investors is not certain. Such payments may be treated as UBTI for U.S. federal income tax purposes and Hunton Andrews Kurth is unable to opine with respect to whether such payments constitute UBTI for U.S. federal income tax purposes. If you are a tax-exempt entity, you should consult your tax advisor with respect to the consequences of owning our Class D Preferred Units.

        Subject to the proposed aggregation rules for certain similarly situated businesses or activities issued by the Treasury Department, a tax-exempt entity with more than one unrelated trade or business (including by attribution from investment in a partnership such as ours) is required to compute the unrelated business taxable income of such tax-exempt entity separately with respect to each such trade or business (including for purposes of determining any net operating loss deduction). As a result, it may not be possible for tax-exempt entities to utilize losses from an investment in our partnership to offset unrelated business taxable income from another unrelated trade or business and vice versa.

        Non-U.S. Holders are taxed by the United States on income effectively connected with the conduct of a U.S. trade or business ("effectively connected income") and on certain types of U.S.-source non-effectively connected income (such as dividends and guaranteed payments), unless exempted or further limited by an income tax treaty, and may be considered to be engaged in business in the United States because of their ownership of our units. Furthermore, they may also be deemed to conduct such activities through permanent establishments in the United States within the meaning of applicable tax treaties. Consequently, they may be required to file federal tax returns to report their share of our income, gain, loss or deduction (in the case of holders of common units) or their share of income from guaranteed payments (in the case of holders of Class D Preferred Units) and pay U.S. federal income tax on their share of our net income or gain in a manner similar to a taxable U.S. holder. Although the issue is not free from doubt, we will treat distributions to Non-U.S. Holders as effectively connected income. As such, under rules applicable to publicly traded partnerships, distributions to Non-U.S. Holders are subject to withholding at the highest applicable effective tax rate. Each Non-U.S. Holder must obtain a taxpayer identification number from the IRS and submit that number to our transfer agent on a Form W-8BEN, W-8BEN-E or applicable substitute form in order to obtain credit for these withholding taxes. If you are a non-resident alien, a foreign corporation or other foreign person, you should consult your tax advisor with respect to the consequences of owning our units.

        In addition, if a foreign corporation that owns units will be treated as engaged in a U.S. trade or business, that corporation may be subject to the U.S. branch profits tax at a rate of 30%, in addition to regular U.S. federal income tax, on its share of our earnings and profits, as adjusted for changes in the foreign corporation's "U.S. net equity," that is effectively connected with the conduct of a U.S. trade or business. That tax may be reduced or eliminated by an income tax treaty between the United States and the country in which the foreign corporate unitholder is a "qualified resident." In addition, this type of holder is subject to special information reporting requirements under Section 6038C of the Internal Revenue Code.

        A Non-U.S. Holder who sells or otherwise disposes of a unit will be subject to U.S. federal income tax on gain realized from the sale or disposition of that unit to the extent the gain is effectively connected with a U.S. trade or business of the Non-U.S. Holder. Gain realized by a Non-U.S. Holder from the sale of its interest in a partnership that is engaged in a trade or business in the United States will be considered to be "effectively connected" with a U.S. trade or business to the extent that the gain that would be recognized upon a sale by the partnership of all of its assets would be "effectively connected" with a U.S. trade or business. Thus, all of a Non-U.S. Holder's gain from the sale or other disposition of our units would be treated as effectively connected with a unitholder's indirect U.S. trade or business constituted by its investment in us and would be subject to U.S. federal income tax. As a result of the effectively connected income rules described above, the exclusion from U.S. taxation under the Foreign Investment in Real Property Tax Act for gain from the sale of partnership units regularly traded on an established securities market will not prevent a Non-U.S. Holder from being subject to U.S. federal income tax on gain from the sale or disposition of its units.

        Upon the sale, exchange or other disposition of a unit by a Non-U.S. Holder, the transferee is generally required to withhold 10% of the amount realized on such sale, exchange or other disposition if any portion of the gain on such sale, exchange or other disposition would be treated as effectively connected with a U.S. trade or business. If the transferee fails to satisfy this withholding requirement, we will be required to deduct and withhold such amount (plus interest) from future distributions to the transferee. Because the "amount realized" would include a common unitholder's share of our nonrecourse liabilities, 10% of the amount realized could exceed the total cash purchase price for such disposed units. However, due to challenges of administering a withholding obligation applicable to open market trading and other complications, the IRS has suspended the application of this withholding rule to open market transfers of interests in publicly traded partnerships pending promulgation of regulations or other guidance that resolves the challenges. The IRS recently issued proposed Treasury Regulations that would require withholding on open market transactions, effective 60 days after the issuance of final Treasury Regulations, but in the case of a transfer made through a broker, would exclude a partner's share of liabilities from the amount realized. In addition, the obligation to withhold would be imposed on the broker instead of the transferee. It is not clear if or when the proposed Treasury Regulations will be finalized and in what form, or if other guidance will be issued.

        Additional withholding requirements may also affect certain foreign unitholders. Please read "—Administrative Matters—Additional Withholding Requirements."

Administrative Matters

Information Reporting and Audit Procedures

        We intend to furnish to each unitholder, within 90 days after the close of each taxable year, specific tax information, including a Schedule K-1, which describes its share of our income, gain, loss and deduction and preferred return for the preceding taxable year. Notwithstanding the rules described above under "—Tax Consequences of Unit Ownership—Basis of Units" requiring aggregation of partnership interests purchased in separate transactions, you may receive two Schedules K-1 if you hold common units and Class D Preferred Units due to administrative reporting limitations. In preparing this information, which will not be reviewed by counsel, we will take various accounting and reporting positions. We cannot assure you that those positions will yield a result that conforms to the requirements of the Internal Revenue Code, Treasury Regulations or administrative interpretations of the IRS. Neither we nor Hunton Andrews Kurth can assure prospective holders of units that the IRS will not successfully contend in court that those positions are impermissible. Any challenge by the IRS could negatively affect the value of the units.

        The IRS may audit our U.S. federal income tax information returns. Adjustments resulting from an IRS audit may require each unitholder to adjust a prior year's tax liability, and possibly may result in an audit of a unitholder's return. Any audit of a unitholder's return could result in adjustments not related to our returns as well as those related to our returns.

        Partnerships generally are treated as separate entities for purposes of federal tax audits, judicial review of administrative adjustments by the IRS and tax settlement proceedings. The tax treatment of partnership items of income, gain, loss and deduction is determined in a partnership proceeding rather than in separate proceedings with the partners.

        Legislation applicable to partnership tax years beginning after 2017 has altered the procedures for auditing large partnerships and for assessing and collecting taxes due (including penalties and interest) as a result of a partnership-level U.S. federal income tax audit. Under these rules, unless we elect to issue revised Schedules K-1 to our partners with respect to an audited and adjusted return, the IRS may assess and collect taxes (including any applicable penalties and interest) directly from us in the year in which the audit is completed. If we are required to pay taxes, penalties and interest as a result of audit adjustments, cash available for distribution to our partners may be substantially reduced. In addition, because payment would be due for the taxable year in which the audit is completed, partners during that taxable year would bear the expense of the adjustment even if they were not partners during the audited tax year. Pursuant to this legislation, we will designate a person (our general partner) to act as the partnership representative who shall have the sole authority to act on behalf of the Partnership with respect to dealings with the IRS under these new audit procedures.

Additional Withholding Requirements

        Withholding taxes may apply to certain types of payments made to "foreign financial institutions" (as specially defined in the Internal Revenue Code) and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on interest, dividends and other fixed or determinable annual or periodical gains, profits and income from sources within the United States ("FDAP Income") paid to a foreign financial institution or to a "non-financial foreign entity" (as specially defined in the Internal Revenue Code), unless (1) the foreign financial institution undertakes certain diligence and reporting, (2) the non-financial foreign entity either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S. owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to noncompliant foreign financial institutions and certain other account holders.

        In general, these rules currently apply to payments of FDAP Income. Thus, to the extent we have FDAP Income that is not treated as effectively connected with a U.S. trade or business (please read "—Tax-Exempt Organizations and Other Investors"), holders who are foreign financial institutions or certain other non-U.S. entities may be subject to withholding on distributions they receive from us, pursuant to the rules described above.

        Prospective investors should consult their own tax advisors regarding the potential application of these withholding provisions to their investment in our units.

Nominee Reporting

        Persons who hold an interest in us as a nominee for another person are required to furnish to us:

  •
  the name, address and taxpayer identification number of the beneficial owner and the nominee;

  •
  a statement regarding whether the beneficial owner is:

  •
  a person that is not a U.S. person;

  •
  a foreign government, an international organization or any wholly owned agency or instrumentality of either of the foregoing; or

  •
  a tax-exempt entity;

  •
  the amount and description of units held, acquired or transferred for the beneficial owner; and

  •
  specific information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition cost for purchases, as well as the amount of net proceeds from dispositions.

        Brokers and financial institutions are required to furnish additional information, including whether they are U.S. persons and specific information on units they acquire, hold or transfer for their own account. A penalty with significant maximum penalty per calendar year is imposed by the Internal Revenue Code for failure to report that information to us. The nominee is required to supply the beneficial owner of the units with the information furnished to us.

Accuracy Related Penalties

        Certain penalties may be imposed as a result of an underpayment of tax that is attributable to one or more specified causes, including negligence or disregard of rules or regulations, substantial understatements of income tax and substantial valuation misstatements. No penalty will be imposed, however, for any portion of an underpayment if it is shown that there was a reasonable cause for the underpayment of that portion and that the taxpayer acted in good faith regarding the underpayment of that portion. We do not anticipate that any accuracy-related penalties will be assessed against us.

State, Local, Foreign and Other Tax Considerations

        In addition to U.S. federal income taxes, our partners will likely be subject to other taxes, such as state, local and foreign income taxes, unincorporated business taxes, and estate, inheritance or intangible taxes that may be imposed by the various jurisdictions in which we do business or own property or in which such partners reside. Although an analysis of those various taxes is not presented here, each prospective holder should consider their potential impact on its investment in us. We currently own property or do business in many states. Most of these states impose an income tax on individuals and an income or franchise tax on corporations and other entities. We may also own property or do business in other jurisdictions in the future. Although a holder may not be required to file a return and pay taxes in some jurisdictions because its income from that jurisdiction falls below the filing and payment requirements, holders will be required to file income tax returns and to pay income taxes in many of these jurisdictions in which we do business or own property and may be subject to penalties for failure to comply with those requirements. In some jurisdictions, tax losses may not produce a tax benefit in the year incurred and may not be available to offset income in subsequent taxable years. Some of the jurisdictions may require us, or we may elect, to withhold a percentage of income from amounts to be distributed to a partner who is not a resident of the jurisdiction. Withholding, the amount of which may be greater or less than a particular holder's income tax liability to the jurisdiction, generally does not relieve a nonresident partner from the obligation to file an income tax return. Amounts withheld will be treated as if distributed to partners for purposes of determining the amounts distributed by us. Please read "—Tax Consequences of Unit Ownership—Entity-Level Collections." Based on current law and our estimate of our future operations, our general partner anticipates that any amounts required to be withheld will not be material.

        It is the responsibility of each partner to investigate the legal and tax consequences, under the laws of pertinent states, localities and foreign jurisdictions, of its investment in us. Accordingly, each prospective unitholder is urged to consult its tax counsel or other advisor with regard to those matters. Further, it is the responsibility of each unitholder to file all state, local and foreign, as well as U.S. federal tax returns that may be required of it. Hunton Andrews Kurth has not rendered an opinion on the state tax, local tax, alternative minimum tax or foreign tax consequences of an investment in us.

 LEGAL MATTERS

        The validity of the securities offered hereby will be passed upon for us by Hunton Andrews Kurth LLP. Hunton Andrews Kurth LLP also will render an opinion on the material U.S. federal income tax considerations regarding the securities. Certain legal matters may be passed upon for any agents or underwriters by counsel for such agents or underwriters identified in the applicable prospectus supplement.

EXPERTS

        The audited consolidated financial statements of NGL Energy Partners LP (the "Partnership") included in the Partnership's Current Report on Form 8-K filed on November 22, 2019 and management's assessment of the effectiveness of internal control over financial reporting of the Partnership incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

        The audited historical financial statements of Hillstone Environmental Partners, LLC included in Exhibit 99.1 of NGL Energy Partners LP's Current Report on Form 8-K/A dated November 18, 2019 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

25,500,000 Common Units
and
600,000 Class D Preferred Units
Representing Limited Partner Interests

NGL Energy Partners LP

PROSPECTUS

                  , 2019

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        The following is a statement of the estimated expenses to be incurred by NGL Energy Partners LP in connection with the registration of the securities under this Registration Statement, all of which will be borne by NGL Energy Partners LP:

SEC registration fee		$116,638.93
Printing and engraving expenses			*
Fees and expenses of legal counsel			*
Accounting fees and expenses			*
Transfer agent and registrar fees			*
Miscellaneous			*

Total	$		*

*
These fees are calculated based on the number of issuances and amount of securities offered, and accordingly, cannot be estimated at this time.

Item 15.    Indemnification of Directors and Officers.

NGL Energy Partners LP

        Subject to any terms, conditions or restrictions set forth in our partnership agreement, Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever. The section of the prospectus entitled "Our Partnership Agreement—Indemnification" discloses that we will generally indemnify officers, directors and affiliates of our general partner to the fullest extent permitted by the law against all losses, claims, damages or similar events and is incorporated herein by reference.

        Under our partnership agreement, in most circumstances, we will indemnify the following persons, to the fullest extent permitted by law, from and against all losses, claims, damages or similar events:

  •
  our general partner, NGL Energy Holdings LLC (our "general partner");

  •
  any departing general partner;

  •
  any person who is or was an affiliate of our general partner or any departing general partner;

  •
  any person who is or was a manager, managing member, director, officer, employee, agent, fiduciary or trustee of our partnership, our subsidiaries, our general partner, any departing general partner or any of their affiliates;

  •
  any person who is or was serving as a manager, managing member, director, officer, employee, agent, fiduciary or trustee of another person owing a fiduciary duty to us or our subsidiaries;

  •
  any person who controls our general partner or any departing general partner; and

  •
  any person designated by our general partner.

        Any indemnification under these provisions will only be out of our assets. Unless our general partner otherwise agrees, it will not be personally liable for, or have any obligation to contribute or lend funds or assets to us to enable us to effectuate, indemnification. We may purchase insurance against liabilities asserted against and expenses incurred by persons for our activities, regardless of whether we would have the power to indemnify the person against liabilities under our partnership agreement.

NGL Energy Holdings LLC

        Section 18-108 of the Delaware Limited Liability Company Act (the "Delaware LLC Act"), provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a Delaware limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. The limited liability company agreement of our general partner provides that our general partner shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of our general partner, or is or was serving at the request of our general partner as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (an "indemnitee"), against expenses (including reasonable attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such indemnitee in connection with such action, suit or proceeding to the full extent permitted by the Delaware LLC Act, upon such determination having been made as to such indemnitee's good faith and conduct as is required by the Delaware LLC Act. The limited liability company agreement of our general partner also provides that expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by our general partner in advance of the final disposition of such action, suit or proceeding to the extent, if any, authorized by our general partner's sole member in accordance with the provisions of the Delaware LLC Act, upon receipt of an undertaking by or on behalf of the indemnitee to repay such amount unless it shall ultimately be determined that indemnitee is entitled to be indemnified by our general partner. Officers, directors and affiliates of our general partner are also indemnified by us, as described above.

Directors' and Officers' Liability Insurance

        Our general partner maintains directors' and officers' liability insurance policies covering its officers and directors against liabilities asserted and expenses incurred in connection with their activities as officers and directors of our general partner or any of its direct or indirect subsidiaries, including the Partnership. These insurance policies may be sufficiently broad to permit indemnification of our general partner's directors and officers for liabilities, including reimbursement of expenses incurred, arising under the Securities Act of 1933, as amended (the "Securities Act") or otherwise.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16.    Exhibits.

        The following documents are filed as exhibits to this registration statement:

Exhibit Number		Description
1.1	**	Form of Underwriting Agreement

3.1		Certificate of Limited Partnership of NGL Energy Partners LP (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-1 (File No. 333-172186) filed with the SEC on April 15, 2011)

3.2		Certificate of Amendment to Certificate of Limited Partnership of NGL Energy Partners LP (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-1 (File No. 333-172186) filed with the SEC on April 15, 2011)

3.3		Certificate of Formation of NGL Energy Holdings LLC (incorporated by reference to Exhibit 3.4 to the Registration Statement on Form S-1 (File No. 333-172186) filed with the SEC on April 15, 2011)

3.4		Certificate of Amendment to Certificate of Formation of NGL Energy Holdings LLC (incorporated by reference to Exhibit 3.5 to the Registration Statement on Form S-1 (File No. 333-172186) filed with the SEC on April 15, 2011)

3.5		Third Amended and Restated Limited Liability Company Agreement of NGL Energy Holdings LLC (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K (File No. 001-35172) filed with the SEC on February 28, 2013)

3.6		Amendment No. 1 to Third Amended and Restated Limited Liability Company Agreement of NGL Energy Holdings LLC, dated as of August 6, 2013 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K (File No. 001-35172) filed with the SEC on August 7, 2013)

3.7		Amendment No. 2 to Third Amended and Restated Limited Liability Company Agreement of NGL Energy Holdings LLC, dated as of June 27, 2014 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K (File No. 001-35172) filed with the SEC on July 3, 2014)

3.8		Amendment No. 3 to Third Amended and Restated Limited Liability Company Agreement of NGL Energy Holdings LLC, dated as of June 24, 2016 (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K (File No. 001-35172) filed with the SEC on June 28, 2016)

3.9		Amendment No. 4 to Third Amended and Restated Limited Liability Company Agreement of NGL Energy Holdings LLC, dated as of August 20, 2019 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K (File No. 001-35172) filed with the SEC on August 21, 2019)

3.10		Seventh Amended and Restated Agreement of Limited Partnership of NGL Energy Partners LP, dated as of October 31, 2019 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K (File No. 001-35172) filed with the SEC on November 1, 2019)

4.1		Amended and Restated Registration Rights Agreement, dated as of October 31, 2019, by and among NGL Energy Partners LP, EIG Neptune Equity Aggregator, L.P., FS Energy and Power Fund and GCM Pellit Holdings, LLC (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K (File No. 001-35172) filed with the SEC on November 1, 2019)

5.1	*	Opinion of Hunton Andrews Kurth LLP as to the legality of the securities being registered

Exhibit Number		Description
8.1	*	Opinion of Hunton Andrews Kurth LLP relating to tax matters

23.1	*	Consent of Grant Thornton LLP

23.2	*	Consent of PricewaterhouseCoopers LLP

23.3	*	Consent of Hunton Andrews Kurth LLP (contained in Exhibit 5.1)

23.4	*	Consent of Hunton Andrews Kurth LLP (contained in Exhibit 8.1)

24.1	*	Powers of Attorney (included on signature page)

*
Filed herewith.

**
To be filed, if necessary, by amendment or as an exhibit to a current report on Form 8-K of the registrant.

Item 17.    Undertakings

        (a)   The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to the information in this registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act, each of the post-effective amendments shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act to any purchaser:

              (i)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

             (ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

        (h)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the provisions described in Item 15 above, or otherwise, the registrant has been advised that, in the opinion of the SEC, indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against any liability (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by a director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

Signatures

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on December 27, 2019.

NGL ENERGY PARTNERS LP
By:	NGL ENERGY HOLDINGS LLC, its general partner
By:	/s/ H. MICHAEL KRIMBILL
	Name:	H. Michael Krimbill
	Title:	Chief Executive Officer

        Each person whose signature appears below appoints H. Michael Krimbill and Kurston P. McMurray, as his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities on the dates indicated.

Signature	Title	Date

/s/ H. MICHAEL KRIMBILL H. Michael Krimbill	Chief Executive Officer and Director (Principal Executive Officer)	December 27, 2019
/s/ ROBERT W. KARLOVICH Robert W. Karlovich	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	December 27, 2019
/s/ LAWRENCE W. THUILLIER Lawrence W. Thuillier	Chief Accounting Officer (Principal Accounting Officer)	December 27, 2019

Signature	Title	Date

/s/ BRIAN BOLAND Brian Boland	Director	December 27, 2019
/s/ SHAWN W. COADY Shawn W. Coady	Director	December 27, 2019
/s/ JAMES M. COLLINGSWORTH James M. Collingsworth	Director	December 27, 2019
/s/ STEPHEN L. CROPPER Stephen L. Cropper	Director	December 27, 2019
/s/ BRYAN K. GUDERIAN Bryan K. Guderian	Director	December 27, 2019
/s/ JAMES C. KNEALE James C. Kneale	Director	December 27, 2019
/s/ JOHN RAYMOND John Raymond	Director	December 27, 2019
/s/ DEREK REINERS Derek Reiners	Director	December 27, 2019